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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MSC INDUSTRIAL DIRECT CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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75 Maxess Road
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of MSC Industrial Direct Co., Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of MSC Industrial Direct Co., Inc. (the "Company"), a New York corporation, will be held on February 7, 2008 at 9:00 a.m., local time, at the JPMorgan Chase Conference Center, lower level, at 395 North Service Road, Melville, New York 11747, for the following purposes:

  1.
  To elect five directors of the Company to serve for one-year terms;

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2008; and

  3.
  To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Only shareholders of record at the close of business on December 20, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the Annual Meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible, and return it in the postage-paid envelope provided. Any shareholder attending the Annual Meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,
Thomas Eccleston Corporate Secretary
Melville, New York December 21, 2007

IMPORTANT:

The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

75 Maxess Road
Melville, New York 11747

PROXY STATEMENT

FOR
Annual Meeting of Shareholders
to be held on February 7, 2008

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or the "Board of Directors") of MSC Industrial Direct Co., Inc. (the "Company," "we," "us" or "our"), a New York corporation, to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the JPMorgan Chase Conference Center, lower level, at 395 North Service Road, Melville, New York 11747, on February 7, 2008 at 9:00 a.m., local time, and at any adjournments or postponements thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy will first be mailed or given to shareholders will be December 31, 2007.

        Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Corporate Secretary of the Company, by revocation in person at the Annual Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all five nominees for the Board of Directors and FOR the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2008 fiscal year.

VOTING

        Only holders of record of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock") and the Company's Class B Common Stock, par value $.001 per share (the "Class B Common Stock") (collectively, the "Common Stock"), at the close of business on December 20, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding 47,281,327 shares of Class A Common Stock and 18,389,874 shares of Class B Common Stock.

        Under New York law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of the Class A Common Stock and the Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. For these purposes, shares that are present or represented by proxy at the Annual Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal (the "abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (the "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. If a broker is not given instructions by the beneficial owner of shares for which the broker holds a proxy, such shares will count for quorum purposes, but the broker may not vote such shares with respect to non-routine matters. However, the broker can, in its discretion, vote the shares without instruction in respect of the election of directors and the ratification of Ernst & Young LLP. The Company urges all beneficial owners to provide instructions to their brokers on how to vote their shares. With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee; votes that are withheld (e.g., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. On all matters to be voted upon at the Annual Meeting and any adjournments or postponements thereof, the holders of the Class A

Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock.

        The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the foregoing notice, nor does the Board of Directors know of any matters that anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

ELECTION OF DIRECTORS
(PROPOSAL 1)

        Five directors will be elected at the Annual Meeting for a term of one year expiring at the annual meeting of shareholders to be held in 2009 and until their respective successors shall have been elected and are qualified. Each of the nominees for director was previously elected a director of the Company by the shareholders.

        The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting. Each proxy received will be cast FOR the election of the nominees named below unless otherwise specified in the proxy.

        Each nominee has indicated that he is willing to serve as a director of the Company, if elected, and the Board of Directors has no reason to believe that any nominee may become unable or unwilling to serve. In the event that a nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the current Board of Directors. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

        The Company's Nominating and Corporate Governance Committee has reviewed the qualifications and independence of the nominees for director, and, with each member of the Nominating and Corporate Governance Committee abstaining as to himself, has recommended each of the other nominees for election to the Board of Directors.

Name of Nominee	Principal Occupation	Age	Director Since
Mitchell Jacobson	Chairman of the Board of Directors of the Company	56	October 1995
David Sandler	President and Chief Executive Officer of the Company	50	June 1999
Roger Fradin	President and Chief Executive Officer of Automation and Control Solutions of Honeywell, Inc.	54	July 1998
Denis Kelly	Managing Partner of Scura, Rise & Partners LLC	58	April 1996
Philip Peller	Business Consultant; Retired Partner of Arthur Andersen LLP	68	April 2000

        Mitchell Jacobson was appointed President and Chief Executive Officer in October 1995 and held both positions until November 2003. He continued as Chief Executive Officer until November 2005. Mr. Jacobson was appointed Chairman of the Board of Directors in January 1998. Mr. Jacobson was President and Chief Executive Officer of Sid Tool Co., Inc., a wholly-owned and principal operating subsidiary of the Company ("Sid Tool"), from June 1982 to November 2005.

        David Sandler was appointed President and Chief Executive Officer of the Company in November 2005. Mr. Sandler was President and Chief Operating Officer of the Company from November 2003 to November 2005. From November 2000 to November 2003, he served as Executive Vice President and Chief Operating Officer. In June 1999, he was also appointed as a member of the Board of Directors. From May 1999 to November 2000, he was Executive Vice President of the Company. From 1998 to 1999, Mr. Sandler served as the Company's Senior Vice President, Administration. From 1989 to 1998, he held various positions of increasing responsibility for several departments throughout the Company, including Information Systems, Product Management, Purchasing, Corporate Development, Human Resources and Finance. In the spring of 1989, Mr. Sandler joined the Company as a result of the Company's acquisition of Dancorp Inc., a New

England-based industrial supply distributor, where he served as President and Chief Executive Officer from 1976 to 1989.

        Roger Fradin has served as the President and Chief Executive Officer of the Automation and Control Solutions Division of Honeywell, Inc. since June 2002. From 2000 until June 2002, he was President of the Security and Fire Solutions Division of Honeywell, Inc. From 1987 until 2000, Mr. Fradin served as the President of the ADEMCO Group.

        Denis Kelly is a Managing Partner of Scura, Rise & Partners LLC, a private investment banking firm. From 1993 to 2000, he was a Managing Director of Prudential Securities Inc. He served as the President of Denbrook Capital Corporation, a merchant banking firm, from 1991 to 1993. From 1980 to 1991, Mr. Kelly held various positions at Merrill Lynch, including Managing Director of Mergers and Acquisitions and Managing Director of Merchant Banking. Mr. Kelly began his investment banking career at Lehman Brothers in 1974. Mr. Kelly is also a director and a member of the audit committee of Kenneth Cole Productions Inc., a director of Plymouth Financial Company, Inc. and Chairman of the Board of Directors of Ashburn Hill Corporation.

        Philip Peller is a business consultant. He was a partner of Andersen Worldwide S.C. and Arthur Andersen LLP from 1970 until his retirement in 1999. He served as Managing Partner of Practice Protection and Partner Affairs for Andersen Worldwide S.C. from 1998 to 1999 and as Managing Partner of Practice Protection from 1996 to 1998. He also served as the Managing Director of Quality, Risk Management and Professional Competence for Arthur Andersen's global audit practice. In addition, Mr. Peller is a director and Chairman of the Audit Committee of Kenneth Cole Productions, Inc. and of Imagine Group Holdings Limited, a privately owned reinsurance company.

        In December 2005, Erik Gershwind was appointed Senior Vice President of Product Management and Marketing of the Company. He is the nephew of Mitchell Jacobson, Chairman of the Board, and the son of Marjorie Gershwind, Mr. Jacobson's sister. There are no other family relationships among any of the directors or executive officers of the Company.

CORPORATE GOVERNANCE

Director Independence

        Pursuant to New York Stock Exchange listing standards, a majority of the members of the Board must be independent. The Board must determine that each independent director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board follows the criteria set forth in Section 303A of the New York Stock Exchange listing standards to determine director independence. The Company's independence criteria are set forth in Section I of the Company's Corporate Governance Guidelines. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

        The Board of Directors has determined, based on written inquiries, that Messrs. Fradin, Kelly, and Peller have no relationship with the Company other than in their respective capacities as directors and de minimus shareholders, and accordingly, they have no material relationship with the Company that would interfere with the exercise of independent judgment and are otherwise independent in accordance with Section 303A.02 of the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        From on or about February 1, 2007 to December 7, 2007, Mr. Raymond Langton, then a member of the Board and each of the Board's Committees, had ceased to be independent as a result of Mr. Langton's becoming an employee of a private investment company owned by Mr. Jacobson, Chairman of the Company, and members of his family. Because Mr. Langton ceased to be independent, only three of the seven members of the Board, and only three of the four members of each Committee of the Board, were independent; accordingly, the Company was not in compliance with the independent director requirements under the New York Stock Exchange listing standards during this period.

        The Nominating and Corporate Governance Committee was informed in late November 2007 that in February 2007 Mr. Jacobson and members of his family formed a private investment company and employed Mr. Langton, the Chairman of the Compensation Committee during fiscal 2007 and until December 7, 2007, as an executive officer of that company at a salary of $300,000 per annum, effective March 1, 2007 ($150,000 was paid to Mr. Langton by that private investment company during the Company's fiscal year ended September 1, 2007). The Company has confirmed that this private investment company has not made any investments to date.

        Mr. Langton resigned on December 7, 2007 from the Board and each Committee of the Board. Following Mr. Langton's resignation, the Audit, Nominating and Corporate Governance and Compensation Committees are each comprised of three members, each of whom is independent; accordingly, these committees are now in compliance with the independent director requirements of the New York Stock Exchange listing standards. Mr. Denis Kelly, Chairman of the Nominating and Corporate Governance Committee, has been appointed as the Chairman of the Compensation Committee and Mr. Philip Peller, Chairman of the Audit Committee (and the Audit Committee's "financial expert"), has been appointed as Lead Director of the Board.

        In addition, on December 7, 2007, Mr. Charles Boehlke, Executive Vice President and Chief Financial Officer of the Company, volunteered to resign as a member of the Board solely in order to re-establish the composition of the Board with a majority of independent directors; accordingly, the Board is now in compliance with the independent director requirements of the New York Stock Exchange listing standards.

Committees and Meetings of the Board of Directors

        The Board of Directors held four meetings during the last fiscal year and acted by unanimous written consent on one occasion. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

        The non-management directors, Messrs. Fradin, Kelly and Peller, who are independent under the New York Stock Exchange listing standards, meet at regularly scheduled executive sessions without members of management present. From time to time in fiscal 2007, the Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotated serving as the presiding director at the executive sessions of the non-management independent directors. On December 7, 2007, Mr. Peller was appointed Lead Director of the Board, and will be the presiding director at the executive sessions of the non-management independent directors. Parties interested in being considered as Board of Director nominees may send communications to any of our Board committees, any director or the non-management directors as a group by writing to such persons at the following address: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

        The Company encourages attendance by directors at the Company's Annual Meeting. All of the current directors attended the annual meeting held on January 2, 2007.

  Audit Committee

        The Board of Directors has a standing Audit Committee currently comprised of Messrs. Fradin, Kelly and Peller, our independent non-management directors. Mr. Peller is the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Peller qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K of the Exchange Act.

        The purpose of the Audit Committee is:

  •
  to assist board oversight of the preparation and integrity of the Company's financial statements, the Company's compliance with its ethics policies and legal and regulatory requirements, the independent auditor's qualifications, performance and independence, and the performance of the Company's internal audit function and independent auditors; and

  •
  to prepare an annual Audit Committee report to be included in the Company's annual proxy statement. The Audit Committee is directly responsible for appointing and terminating the Company's independent auditors and for recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission (the "SEC"). See "Audit Committee Report" for additional information.

        The Audit Committee has the responsibilities and functions mandated by Sections 303A.06 and 303A.07 of the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Exchange Act, as set forth in the Audit Committee's current charter, a copy of which is available at the Company's website, www.mscdirect.com, and a printed copy of which is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Audit Committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties, and the Company must provide appropriate funding for the Audit Committee. The Audit Committee must also undertake an annual performance evaluation of its performance. The Audit Committee met five times in the fiscal year ended September 1, 2007.

   Compensation Committee

        The Board of Directors has a standing Compensation Committee currently comprised of Messrs. Fradin, Kelly and Peller, our independent non-management directors. Mr. Kelly is the Chairman of the Compensation Committee. The Compensation Committee is responsible for:

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

  •
  evaluating the Chief Executive Officer's performance in light of those goals and objectives;

  •
  determining and approving the Chief Executive Officer's compensation level based on their evaluation of his performance;

  •
  setting the compensation levels of executive officers other than the Chief Executive Officer's, including with respect to incentive compensation plans and equity-based plans of the Company; and

  •
  preparing a Compensation Committee report on executive compensation to be included in the Company's annual proxy statement.

        The Compensation Committee also administers the Company's 1995 Restricted Stock Plan, 1995 Stock Option Plan, 1998 Stock Option Plan, 2001 Stock Option Plan, the 2005 Omnibus Equity Plan (the "Omnibus Plan") and the Associate Stock Purchase Plan.

        Pursuant to the Omnibus Plan, the Compensation Committee has the authority to:

  •
  grant a stock appreciation right, stock option or stock award (each an "Award") to an officer, employee or director of the Company or a subsidiary of the Company;

  •
  determine whether and to what extent Awards are to be granted;

  •
  approve the forms of agreement for use under the Omnibus Plan;

  •
  determine the number of shares of Class A Common Stock of the Company to be covered by each Award granted;

  •
  determine the terms and conditions of any Award granted (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver of forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any Award and the shares of Common Stock relating thereto, based on such factors or criteria as the Board or committee administering the Omnibus Plan shall determine); and

  •
  modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards and (ii) extension of the post-termination exercisability period and other terms of Awards.

        The Compensation Committee must undertake an annual evaluation of its performance.

        The Compensation Committee has adopted a written charter, a copy of which is available on the Company's website, www.mscdirect.com, and a printed copy of which is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Compensation Committee met six times and acted by unanimous written consent on two occasions in the fiscal year ended September 1, 2007.

   Nominating and Corporate Governance Committee

        The Board of Directors has a standing Nominating and Corporate Governance Committee comprised of Messrs. Fradin, Kelly and Peller, our independent non-management directors. Mr. Kelly is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for:

  •
  identifying individuals qualified to become members of the Board consistent with criteria approved by the Board;

  •
  selecting or recommending to the Board nominees for the Board;

  •
  developing and recommending to the Board corporate governance principles applicable to the Company;

  •
  reviewing and approving any related party transaction proposed to be entered into and if appropriate, ratify any such transaction previously commenced and ongoing; and

  •
  overseeing the evaluation of the Board of Directors and management of the Company.

        Only those candidates nominated by the Nominating and Corporate Governance Committee will be considered as nominees for the Board of Directors. The Nominating and Corporate Governance Committee must undertake an annual evaluation of its performance.

        The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is available on the Company's website, www.mscdirect.com, and a printed copy of which is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Nominating and Corporate Governance Committee met four times and acted by unanimous written consent on one occasion in the fiscal year ended September 1, 2007.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        The Compensation Committee consists of Messrs. Fradin, Kelly and Peller. None of the members of the Compensation Committee were, during fiscal 2007 or formerly, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company and as a de minimus shareholder. In addition, except as described below, no executive officer of the Company served as a director or a member of the Compensation Committee of any other entity one of whose executive officers served as a director of, or on the Compensation Committee of, the Company.

        The Nominating and Corporate Governance Committee was informed in late November 2007 that in February 2007 Mr. Jacobson and members of his family formed a private investment company and employed Mr. Langton, the Chairman of the Compensation Committee during fiscal 2007 and until December 7, 2007, as an executive officer of that company at a salary of $300,000 per annum, effective March 1, 2007 ($150,000 was paid to Mr. Langton by that private investment company during the Company's fiscal year ended September 1, 2007). The Company has confirmed that this private investment company has not made any investments to date.

Corporate Governance Guidelines

        The Company has adopted Corporate Governance Guidelines, which are available on the Company's website, www.mscdirect.com. A printed copy is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

Code of Ethics

        The Company has adopted a Code of Ethics that applies to its Chief Executive Officer, Chief Financial Officer and senior financial officers. The Code of Ethics is available on the Company's website, www.mscdirect.com, and a printed copy is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Company will disclose on its website, in accordance with all applicable laws and regulations, amendments to, or waivers from, its Code of Ethics.

Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct for its directors, officers and employees. The Code of Business Conduct is available on the Company's website, www.mscdirect.com, and a printed copy is available to any shareholder requesting a copy by writing to: Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747. The Company will disclose on its website, in accordance with all applicable laws and regulations, amendments to, or waivers from, its Code of Business Conduct.

Policy Regarding Shareholder Nominations for Director

        The Corporate Governance and Nominating Committee of the Board of Directors believes that the best director candidates will be those who have a number of qualifications, including independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths. There are no specific, minimum or absolute criteria for Board membership. The Corporate Governance and Nominating Committee also believes it is important that directors have demonstrated an ethical and successful career. This may include experience as a senior executive of a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Corporate Governance and Nominating Committee determines qualifies an individual for Board service. At all times, the Corporate Governance and Nominating Committee will make every effort to ensure that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the New York Stock Exchange and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for re-election to the Board, the Corporate Governance and Nominating Committee will consider and review such existing director's Board and committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the Board.

        The Corporate Governance and Nominating Committee has not in the past relied upon third-party search firms to identify director candidates but may employ such firms if so desired. The Corporate Governance and Nominating Committee will review and consider recommendations from a wide variety of contacts, including current executive officers, directors, community leaders and shareholders as a source for potential director candidates. The Board retains complete independence in making nominations for election as a member of the Board.

        The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by shareholders in compliance with the Company's procedures and subject to applicable inquiries; the Company did not receive any such recommendations this year. The Corporate Governance and Nominating Committee's evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources. Any shareholder may recommend nominees for director at least 120 calendar days prior to the date on which the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting, by writing to Thomas Eccleston, Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747, giving the name, Company shareholdings and contact information of the person making the nomination; the candidate's name, address and other contact information; any direct or indirect holdings of the Company's securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with the Company and/or the shareholder submitting the nomination; any actual or potential conflicts of interest; the nominee's biographical data, current public and private company affiliations, employment history and qualifications and status as "independent" under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Corporate Secretary and forwarded to Denis Kelly, the Chairman of the Corporate Governance and Nominating Committee for further review and consideration in accordance with this policy. Any such shareholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Shareholder Communications Policy

        Any shareholder or other interested party who desires to communicate with the Company's Chairman of the Board of Directors, Lead Director or any of the other members of the Board of Directors may do so by writing to: Board of Directors, c/o Philip Peller, Lead Director of the Board of Directors, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, NY 11747. Communications may be addressed to the Chairman of the Board, the Lead Director, an individual director, a Board committee, the non-management directors or the full Board.

Executive Officers

        The following individuals are the executive officers of the Company:

Name of Officer	Position	Age	Executive Officer Since
Mitchell Jacobson	Chairman of the Board of Directors	56	October 1995
David Sandler	President and Chief Executive Officer	50	January 1998
Charles Boehlke	Executive Vice President and Chief Financial Officer	51	June 2000
Shelley Boxer	Vice President of Finance	60	October 1995
Thomas Eccleston	Vice President of Plant and Equipment and Corporate Secretary	59	October 1995
Thomas Cox	Executive Vice President of Sales	46	June 2000
Eileen McGuire	Senior Vice President of Human Resources	42	December 2005
Erik Gershwind	Senior Vice President of Product Management and Marketing	36	December 2005
Douglas Jones	Senior Vice President of Logistics	43	December 2005
Charles Bonomo	Vice President and Chief Information Officer	42	July 2007

        See "—Election of Directors (Proposal I)" above for the biographical data for Messrs. Jacobson and Sandler.

        Charles Boehlke was appointed Executive Vice President of the Company in January 2003 and was appointed Chief Financial Officer and Senior Vice President of the Company in June 2000. From April 1996 to April 2000, he was the Vice President of Finance for North American operations at Arrow Electronics, Inc. From January 1994 to April 1996, Mr. Boehlke served as the Chief Financial Officer of Black & Decker Mexico. He held several other finance positions of increasing responsibility at Black & Decker between 1980 and 1994.

        Shelley Boxer was appointed Vice President of Finance of the Company in 2000. Mr. Boxer was Vice President and Chief Financial Officer of the Company from 1995 until June 2000. From June 1993 to October 1995, he served as Chief Financial Officer of the predecessor company, Sid Tool, now the Company's operating subsidiary. From 1992 to 1993, Mr. Boxer was the Vice President and Chief Financial Officer of Joyce International, Inc., a distribution and manufacturing company. From 1987 to 1992, he was the Executive Vice President and Chief Financial Officer of Kinney Systems, an automobile parking facility and real estate company.

        Thomas Eccleston was appointed Corporate Secretary in December 1995. He joined the predecessor company, Sid Tool, in January 1985 and was appointed Vice President in 1986.

        Thomas Cox was appointed Executive Vice President of the Company in December 2005 and was appointed Senior Vice President of the Company in April 2000. He was appointed Vice President of the North Region in October 1999. Mr. Cox joined the Company in September 1997 as a director in the sales organization. Prior to joining the Company, he spent ten years, beginning in 1985, in the United States and Europe with TNT Express Worldwide, an international transportation company. Mr. Cox was responsible for Worldwide Sales and Marketing based in Europe for several years, and he also held the position of President of the Americas, which included employees located in North and South America. After leaving TNT Express Worldwide, he served as President of his own transportation business, MailNet, with offices in the United States and overseas.

        Eileen McGuire was appointed Senior Vice President of Human Resources of the Company in December 2005. In June 1999, she was promoted to Vice President of Human Resources. Ms. McGuire was appointed director of Human Resources in May 1996. Ms. McGuire joined the predecessor company, Sid Tool, in 1983, and during her tenure, she has had many cross-functional roles throughout the Company, including in Distribution, Operational Accounting, Inside Sales, Field and Branch Operations, Call Center Management and Corporate Training.

        Erik Gershwind was appointed Senior Vice President of Product Management and Marketing of the Company in December 2005. In 1999, he was director of E-Commerce. He joined the Company in 1995 as manager of its acquisition integration initiative. He is the nephew of Mitchell Jacobson, Chairman of the Board, and the son of Marjorie Gershwind, Mr. Jacobson's sister.

        Douglas Jones was appointed Senior Vice President of Logistics of the Company in December 2005. In July 2001, he became Vice President of Fulfillment. From March 1998 to July 2001, he was Vice President, Distribution Operations for the Central Region of the United States, at Fisher Scientific. Prior to his role at Fisher Scientific, Mr. Jones was part of the Management Team at McMaster-Carr Supply Company, based in Chicago. During his ten-plus-year tenure with McMaster-Carr, Mr. Jones held various managerial positions of increasing responsibility in Fulfillment, Finance, Purchasing and Inventory Management.

        Charles Bonomo was appointed Vice President and Chief Information Officer in July of 2007. From 1999 to 2007, he held the position of Vice President of Infrastructure and Operations at Arrow Electronics. He was the Director of Clinical Technology at Mount Sinai Medical Center from 1996 to 1998, rising to Vice President and Chief Information Officer of NYU Health System in 1998. Prior to that, he held various positions of increased responsibility at J.P. Morgan in the United States and

Europe and at Grumman Aerospace Corp., where he designed and tested software for the F14 Tomcat aircraft.

        Each executive officer serves until his or her successor is appointed and qualified or until earlier resignation, death or removal. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was, or is to be, selected as an officer of the Company. The Company has entered into a written employment agreement with Charles Boehlke, Executive Vice President and Chief Financial Officer of the Company, and a written change in control agreement with each of the other executive officers listed above, except for Mr. Jacobson. See "Executive Compensation—Compensation Discussion and Analysis—Other Benefits and Perquisites—Employment Agreements, Severance Arrangements and Change in Control Agreements" and "Executive Compensation—Post-Employment Benefits."

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its executive officers, directors and persons who own beneficially more than 10% of either the Class A Common Stock or the Class B Common Stock, all filing requirements of Section 16(a) of the Exchange Act were timely complied with during the fiscal year ended September 1, 2007, except that Charles Bonomo failed to timely file an Initial Statement of Beneficial Ownership of Securities on Form 3 with respect to his appointment as Vice President and Chief Information Officer of the Company on July 9, 2007 (the Form 3 was subsequently filed on August 10, 2007).

EXECUTIVE COMPENSATION

Compensation Committee Report

        The Compensation Committee oversees the compensation programs of the Company on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with the Company's Chief Executive Officer, Chief Financial Officer, Senior Vice President of Human Resources and other members of management the Compensation Discussion and Analysis included in this proxy statement.

        In reliance on this review and discussions referenced above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended September 1, 2007 and in this proxy statement, each of which has been filed with the SEC.

        Following are the members of the Compensation Committee:

    Roger Fradin;
    Denis Kelly (Chairman); and
    Philip Peller.

Compensation Discussion and Analysis

        We have designed our executive compensation plan in support of furthering the values and goals of our mission statement: "To be the best industrial distributor in the world as measured by our associates, customers, owners and suppliers."

        The information provided below describes our executive compensation philosophies and objectives, our compensation decision-making process, including the roles of the Compensation Committee of the Board of Directors and executive management, the material factors considered in establishing our executive compensation programs and the amounts awarded to, earned by or paid to our Named Executive Officers in respect of fiscal 2007.

  Named Executive Officers

        Following are our Named Executive Officers and the title of each, based on total compensation earned during fiscal 2007:

Name	Title
David Sandler	President and Chief Executive Officer
Charles Boehlke	Executive Vice President and Chief Financial Officer
Mitchell Jacobson	Chairman of the Board
Thomas Cox	Executive Vice President of Sales
Eileen McGuire	Senior Vice President of Human Resources

  Philosophy of the Executive Compensation Program

        The Compensation Committee has primary responsibility for overseeing and approving all compensation matters relating to, and setting the compensation levels of, the Company's executive officers, including its Named Executive Officers. The Compensation Committee specifically reviews, and recommends to the Board of Directors, the overall direction for the executive compensation strategy of the Company and for the ongoing monitoring of that strategy. Members of management and independent consultants provide input and recommendations to the Compensation Committee, but decisions are ultimately made by the Compensation Committee and the Board of Directors. The

Compensation Committee makes compensation decisions based upon the Company's overall compensation philosophy, which consists of three primary principles:

  •
  Pay for Performance. Executive compensation should be based on overall team performance, and influenced by the individual's contribution to that team effort, as reflected in the achievement of the Company's annual and long-term performance goals and objectives.

  •
  Encourage Future Growth. Our executive compensation program should promote the Company's long-term goals and strategies required for future growth and success.

  •
  Offer Competitive Compensation. We believe that a highly qualified and skilled workforce is necessary to differentiate us from our competitors and gives us a competitive advantage in the marketplace. We seek to offer our executives compensation competitive with that offered by those companies with whom we compete for talent.

  Overall Objectives of the Executive Compensation Program

        In fiscal 2006 and 2007, the Compensation Committee, the Board and senior management, with assistance and input from Towers Perrin, an independent consulting firm, conducted a detailed review of the Company's overall compensation objectives and programs, including the amount and form of future equity-based compensation for fiscal years 2006, 2007 and thereafter. The description of our compensation programs in this proxy statement reflects those reviews. See "—How Compensation Decisions Are Made—Role of Compensation Consultant" for details about the services provided to us by Towers Perrin.

        We believe our management team constitutes a highly qualified management team and is largely responsible for the Company's success. In addition, we believe that the stability, dedication and loyalty of our management team is a significant contributing factor to our success. Our Named Executive Officers' total direct compensation ("Total Direct Compensation") is a combination of the following principal components:

  (i)
  base salary;

  (ii)
  annual variable cash incentive awards; and

  (iii)
  annual variable long-term equity incentive awards in the form of stock options and restricted stock.

        Total Direct Compensation does not reflect the same equity values listed in the Summary Compensation Table below. When we discuss Total Direct Compensation for fiscal 2007, the stock option and restricted stock awards included therein reflect the grant date fair value of the stock options and restricted stock granted in fiscal 2008 in respect of fiscal 2007 performance. However, the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table reflect the expense recorded in accordance with Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" ("FAS 123R"), for grants made in fiscal 2007 and prior years.

        See "Executive and Director Compensation Tables—2007 Summary Compensation Table" and "Estimated Potential Payments Upon Termination or Change in Control" for a discussion of additional compensation elements, perquisites and benefits.

        This compensation program, and our use of these components, aims to accomplish the following:

  •
  compensate our Named Executive Officers through a competitive base salary, set approximately at a median level as compared to our peers, in order to attract, retain and motivate these officers;

  •
  maintain total executive compensation at a competitive level through application of the variable compensation components that are based on achievement of Company objectives that are established annually at the Compensation Committee's discretion;

  •
  recognize and compensate individual contributions to cross-functional, team-oriented performance goals and objectives;

  •
  emphasize the attainment of the Company's primary short-term and long-term objectives;

  •
  take into consideration, in setting the variable portion of the Named Executive Officers' compensation, their contribution to overall team performance and to the Company's profitability for each fiscal year; and

  •
  align the short-term and long-term financial interests of the Company's executive officers with those of the Company's shareholders.

        The Company does not set specific allocation percentages for each component of the Named Executive Officers' Total Direct Compensations. Rather, as explained below, we seek to have the base salary, cash incentive awards, annual equity awards and Total Direct Compensation at approximately median market levels (as compared to our peers) for individual executives in a "target" performance year, and in excess of the median in years in which we exceed our targets.

        Our current pay philosophy is to pay our executives a base salary at approximately the median of the Manufacturing and Distribution Peer Group described below. In a year in which we achieve our annual adjusted earnings per share ("EPS") target and other "Key Business Initiatives" and "Core Execution Metrics," our executives' cash incentive awards and Total Direct Compensation generally would be positioned at or near the median of the Manufacturing and Distribution Peer Group. In an "over-achieving" year, in which we exceed our annual EPS target significantly (as described under "Elements of Compensation—Annual Cash Incentive Awards") and achieve our Key Business Initiatives and Core Execution Metrics, our executives' cash incentive awards, equity awards and Total Direct Compensation would be positioned toward, or greater than, the 75th percentile of the Manufacturing and Distribution Peer Group. While a significant portion of our cash incentive awards are determined by achieving EPS targets, as discussed below under "Elements of Compensation—Annual Cash Incentive Awards," equity awards are used by the Compensation Committee to address a variety of compensation variables, including whether the Company missed, achieved or exceeded the earnings target, internal pay equity considerations, local competitive factors, peer group benchmarking and the amount of salary and cash incentive awards being paid. These factors are taken into account by the Compensation Committee in setting the level of the equity awards and ultimately arriving at the Total Direct Compensation determined by the Compensation Committee to be paid.

        In each case, we take into account the individual executive's contribution to cross-functional team performance, goals and objectives. In addition to peer group benchmarking, the Compensation Committee, in setting Total Direct Compensation, takes into consideration factors such as the competition within the market for the executive position, the role of the position in achieving the Company's strategic goals and the value of an individual's prior experience. As a result, the Compensation Committee may set Total Direct Compensation above or below the median of the peer group (and at or above the 75th percentile in an over-achieving year). See the narrative following the Summary Compensation Table below for a discussion of the fiscal 2007 compensation for certain Named Executive Officers deviating from benchmarks.

        Our philosophy is to place a significant amount of our Named Executive Officers' targeted Total Direct Compensation at risk. Consequently, we place great weight on short-term variable cash incentive compensation tied to target goals and objectives, and on long-term variable equity compensation used to address the considerations discussed above. This results in Total Direct Compensation at the level determined by the Compensation Committee to reward and incentivize our Named Executive Officers and to further align their interests with the interests of our shareholders. Excluding Mr. Jacobson's Total Direct Compensation, for the reasons discussed below, the Total Direct Compensation earned or paid to the Named Executive Officers in respect of fiscal 2007 was as follows:

  •
  base salary represented from 15% to 31% of Total Direct Compensation for the Named Executive Officers and 20% of Total Direct Compensation for all Named Executive Officers as a group;

  •
  variable cash incentive compensation represented from 20% to 26% of Total Direct Compensation for the Named Executive Officers and 24% of Total Direct Compensation for all Named Executive Officers as a group; and

  •
  long-term equity compensation, including stock option and restricted stock grants, represented from 48% to 58% of Total Direct Compensation for the Named Executive Officers and 56% of Total Direct Compensation for all Named Executive Officers as a group.

        Except as discussed below in the narrative following the Summary Compensation Table, we believe that the Total Direct Compensation and individual components of compensation paid to the Named Executive Officers in fiscal 2007 were set at a level that is consistent with our current peer group based pay philosophy.

  Format and Structure of Our Executive Compensation Program

          Overall Format and Structure

        We've structured our Named Executive Officer compensation program to target Total Direct Compensation for each Named Executive Officer near the median of the Manufacturing and Distribution Peer Group in a year in which we meet the year-over-year EPS growth that the Compensation Committee set as an objective at the beginning of the fiscal year, and toward (or in excess of) the 75th percentile of the Manufacturing and Distribution Peer Group in a year in which we significantly exceed such earnings growth. A Named Executive Officer's actual compensation may, however, fall above or below these Total Direct Compensation targets, depending upon the Company's and the individual's contribution to team performance, based on local market and competitive employment conditions in certain instances, and the other factors discussed above. For example, we may deviate from these targets if, in the judgment of the Compensation Committee, the value or contribution of an individual's performance or local market conditions warrant such deviation.

  •
  Benchmarking Individual Compensation Generally Against a Peer Group. To ensure that our executive compensation program remains market-competitive, the Compensation Committee considers the compensation levels, programs and practices of certain other companies by reviewing competitive pay information and other data on comparable companies in our industry, including public companies and companies in our geographic market. This peer group information is used to validate our competitive position among similar companies in the marketplace, and to assist us in targeting pay at approximately the desired range relative to our peers, as explained below under "—Benchmarking Through the Review of Peer Groups."

  •
  Pay for Performance. We believe that an effective compensation program must strike a balance between:

  •
  corporate measures, such as achievement of the Financial Criteria and Operating Criteria (discussed under "—Elements of Compensation—Annual Cash Incentive Awards") established by the Compensation Committee and management at the beginning of the fiscal year; and

  •
  individual factors, such as level of responsibility, skills, experience and individual contribution to cross-functional, team-performance goals and objectives.

        We incorporate each of these factors into the design of our Named Executive Officer compensation packages. Accordingly, we compensate them based upon an assessment of the following, in order of importance:

        Corporate Measures Based on EPS.    In setting compensation levels for our executives, the principal financial criterion used by the Compensation Committee in determining annual cash incentive awards, equity grants and Total Direct Compensation is the Company's year-over-year growth in EPS, as discussed in "—Elements of Compensation—Annual Cash Incentive Awards."

        Individual Contribution to Team-Oriented Goals and Objectives.    Each Named Executive Officer leads or participates in team-oriented objectives and projects intended to enhance the performance and strategic goals of the Company. The executive's contribution to the team's achievement of Key Business Initiatives and Core Execution Metrics are taken into consideration in evaluating our Named Executive Officers' performance and establishing their annual Total Direct Compensation. The level of an executive's annual cash incentive awards, annual equity grant and Total Direct Compensation depends in part on their contribution to achievement of these metrics, whether or not the executive significantly contributed to the applicable team objectives during the fiscal year, as discussed further below under "—Elements of Compensation."

        In order to maximize the alignment of our executives, we take a team-based approach to driving financial results. While individual performance is a factor in determining the cash incentive and equity components of our executive compensation scheme, certain achievements can be accomplished only as part of a larger cross-functional team effort. In establishing the specific payout amounts, we are influenced by the executive's contribution to the team or Company's achieving or making significant progress in respect of target objectives.

        In setting Named Executive Officer compensation, we take internal pay equity into account so that the spread between the compensation of our Chief Executive Officer and the other Named Executive Officers, and the differential pay among the Named Executive Officers, is not what we consider to be excessive and is consistent with pay scales in our industry. We believe that the discrepancy between the total compensation earned in fiscal 2007 by David Sandler, our Chief Executive Officer, and the total compensation earned in fiscal 2007 by Charles Boehlke, our Chief Financial Officer, is consistent with the practices of the companies in the Proxy Peer Group.

          At-Risk Compensation and Promotion of Long-Term Perspective

        Allocation Policies.    Our allocation policies further our philosophy of placing a significant amount of our Named Executive Officers' targeted Total Direct Compensation at-risk, and thus promote a long-term perspective among these executives.

  •
  At-Risk Pay. We structure our executive compensation program to put a significant amount of our executives' Total Direct Compensation at-risk, in that a substantial portion of their annual compensation is provided in the form of (i) incentive cash awards tied primarily to the achievement of annual EPS financial targets and (ii) long-term equity incentives that reward performance over a period of several years through delayed vesting of equity grants and appreciation in the value of the equity awards based on the increased trading price of our stock over a period of years. As illustrated in the table below, the actual percentage of at-risk pay relative to total compensation depends to some extent on the position level and seniority of the Named Executive Officer; generally, the higher an executive's position within the Company, the greater proportion of pay that is at risk by being linked to Company performance and shareholder returns. Similarly, as an executive rises to positions of greater responsibility within the Company, generally the percentage of short-term compensation begins to decrease and the percentage of long-term compensation represents a greater proportion of Total Direct Compensation.

  •
  Mix of Equity and Cash in Long-Term Incentive Compensation. We deliver incentive awards to the Named Executive Officers through a combination of cash-based annual performance incentive awards, stock options and restricted stock awards to (i) focus these executives on shorter term operational performance that eventually leads to increased long-term shareholder returns, (ii) address share utilization, which is inherent in all equity-based compensation programs and (iii) emphasize longer term strategic initiatives that build shareholder value.

        The following table presents the allocation of the fiscal 2007 Total Direct Compensation paid to the Named Executive Officers based on the at-risk and short-term/long-term components of their compensation. As noted above, Mr. Jacobson, Chairman of the Board, does not receive any incentive compensation.

	At-Risk Breakout		Short-Term & Long-Term Breakout
Name of Executive Officer	% of Annual Compensation Fixed(1)	% of Annual Compensation At-Risk(2)	% of Short-Term Compensation(3)	% of Long-Term Compensation(4)
David Sandler	15	85	42	58
Charles Boehlke	26	74	49	51
Thomas Cox	23	77	42	58
Eileen McGuire	31	69	52	48

(1)
This column represents the base salary earned by each of the Named Executive Officers in fiscal 2007 as compared to his or her own Total Direct Compensation.

(2)
This column represents the annual variable cash incentive awards earned by each of the Named Executive Officers in fiscal 2007 and the equity grants received in fiscal 2008 in respect of his or her fiscal 2007 performance, as compared to his or her own Total Direct Compensation. Equity grants in this table reflect grant date fair value. The Summary Compensation Table reflects the expense recorded for equity awards granted in fiscal 2007 and prior years.

(3)
This column represents the base salary and annual variable cash incentive awards earned by each of the Named Executive Officers in fiscal 2007, as compared to his or her own Total Direct Compensation.

(4)
This column represents the value of the equity grants received by each of the Named Executive Officers in fiscal 2008 in respect of his or her fiscal 2007 performance, as compared to his or her own Total Direct Compensation. Equity grants in this table reflect grant date fair value. The Summary Compensation Table reflects the expense recorded for these awards granted in fiscal 2007 and prior years.

  How Compensation Decisions Are Made

          Role of Compensation Committee

        The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the overall direction for the executive compensation strategy of the Company and for the ongoing monitoring of the strategy. The Compensation Committee is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluating the Chief Executive Officer's performance in light of those goals and objectives; determining and approving, either as a committee or together with other independent directors (as directed by the Board of Directors) the Chief Executive Officer's compensation level based on their evaluation of his performance; setting the compensation levels of executive officers other than the Chief Executive Officer, including incentive compensation plans and equity-based plans of the Company; and producing a Compensation Committee Report on executive compensation to be included in the Company's proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K.

        The Compensation Committee is responsible for setting the compensation levels of the executive officers, recommending new incentive compensation plans and recommending changes and improvements to existing compensation plans, all which are subject to approval by the Board of Directors. The Company's compensation plans are the 1995 Restricted Stock Plan, the 1995 Stock Option Plan (the "1995 Option Plan"), the 1998 Stock Option Plan (the "1998 Option Plan"), the 2001 Stock Option Plan (the "2001 Option Plan") (collectively, the "Previous Plans"), the Omnibus Plan and the Associate Stock Purchase Plan. The Compensation Committee makes its compensation determinations based upon an analysis of relevant information, the input of management and independent consultants, and the business experience of the Compensation Committee members.

        The Compensation Committee does not delegate to management the authority to grant equity awards. However, maximum stock option and restricted stock grant amounts (other than for the Named Executive Officers and other executive officers) are established by the Compensation Committee for specific employee position levels below executive officer. In addition, the Compensation Committee generally accepts management's recommendations regarding which employees are to receive grants, and the amounts of the grants, within the limit of each level. The Compensation Committee from time to time delegates to the Chairman of the Compensation Committee authority to make decisions on administrative and ministerial matters relating to equity awards, on which the Chairman reports back to the Compensation Committee.

        Chief Executive Officer Compensation.    The Compensation Committee and the Chief Executive Officer meet annually at the beginning of the fiscal year to review and approve the Company's Key Business Initiatives, Core Execution Metrics and EPS growth targets. The Company's overall achievement of or progress on these matters, and Mr. Sandler's leadership of the management team's efforts, are taken into consideration in determining Mr. Sandler's compensation. At the end of the year, the Compensation Committee, with input from the Chairman of the Board, evaluates the Company's and the management team's overall performance and achievement of these initiatives and metrics, and Mr. Sandler's performance as the leader of the team, and determines the Chief Executive Officer's compensation accordingly, taking into account that as our most senior executive, Mr. Sandler's compensation will be weighted towards at risk pay elements and long-term equity compensation.

        Other Executives' Compensation.    The Compensation Committee, with the views and recommendations of the Chief Executive Officer and the Chairman of the Board, sets the compensation levels for all other executives. The Chief Executive Officer and the Compensation Committee together assess the performance of the other executives with respect to compensation. The other executives do not have input to their own compensation determinations, other than discussing individual performance objectives and achievements with the Chief Executive Officer.

          Role of Management

        Our senior executives collect and analyze relevant data during the compensation decision-making process. The views and recommendations of Mitchell Jacobson, our Chairman of the Board, and David Sandler, our Chief Executive Officer, are, and will continue to be, considered by the members of the Compensation Committee in its review of the performance and compensation of individual executives. Mr. Jacobson provides input on Mr. Sandler's compensation. The Compensation Committee also establishes Mr. Jacobson's compensation. The Compensation Committee Chairman and the Company's Senior Vice President of Human Resources, Ms. Eileen McGuire, develop the agenda for the Compensation Committee meetings. The Senior Vice President of Human Resources works with the Compensation Committee in developing agenda materials for the Compensation Committee's review, including coordinating and presenting management's proposals and recommendations to the Compensation Committee for executive and director compensation. Both the Company's Senior Vice President of Human Resources and the Company's Chief Executive Officer regularly attend Compensation Committee meetings, excluding portions of meetings where their own compensation is discussed. The Compensation Committee considers, but is not bound to and does not always accept, management's proposals and recommendations with respect to executive compensation.

          Role of Compensation Consultant

        Beginning in fiscal 2005, the Compensation Committee engaged Towers Perrin, an independent consulting firm, to assist the Compensation Committee on compensation matters relative to our competitors, market practices and our own business strategies and goals. Towers Perrin provides research, market data and survey information and makes recommendations to the Compensation Committee regarding our executive and outside director compensation programs. Towers Perrin advises the Compensation Committee on the competitiveness of our compensation arrangements and provides input, analysis and recommendations for the compensation paid to our Named Executive Officers, other executives and outside directors. Towers Perrin provides data and analysis for public companies having similar characteristics (size, profitability, geography, business lines, growth rates, etc.) to those of the Company. These companies comprise the peer groups described below, against which the Company benchmarks, or compares certain aspects of compensation in order to validate its decisions and outcomes. Specifically, Towers Perrin provides the following types of services to the Compensation Committee:

  •
  competitive data and benchmarking analytics for base salary, cash incentive awards and Total Direct Compensation for executive officers and the Chief Executive Officer;

  •
  competitive data and benchmarking analytics of compensation for the outside directors;

  •
  performance assessment analyses (i.e., revenue, market capitalization, total shareholder return) relative to peers; and

  •
  compensation program analysis, redesign considerations and recommendations.

In addition, Towers Perrin provides compensation-related education and proxy statement review and recommendations to the Company's management.

        The Compensation Committee and the Board believe that Towers Perrin has acted independently in advising the Compensation Committee, notwithstanding Towers Perrin's providing other services to the Company. The Compensation Committee considers, but is not bound to and does not always accept, the consultant's proposals and recommendations with respect to executive compensation.

        In the fourth quarters of fiscal 2006 and 2007, the Compensation Committee, the Board and senior management, with assistance and input from Towers Perrin, conducted a detailed review of the Company's overall compensation objectives and programs, including the amount and form of future equity-based compensation for fiscal years 2006, 2007 and thereafter.

        In fiscal 2007, Towers Perrin was engaged by the Compensation Committee to provide input and recommendations to the Board regarding compensation for the independent directors, and the disclosure appearing under "Director Compensation" reflects that aspect of how we compensate our directors.

   Benchmarking Through the Review of Peer Groups

        With the assistance of Towers Perrin as independent compensation consultant to the Compensation Committee, we annually (i) analyze competitive market data obtained from public company filings, published compensation surveys and private databases maintained by Towers Perrin, including data regarding comparable public companies and companies in our geographic market for recruiting executives and (ii) review competitive pay information of local and industry competitors. This information is used to:

  •
  determine our competitive position among similar companies in the marketplace;

  •
  ensure that the financial interests of the Named Executive Officers are aligned with those of our shareholders; and

  •
  assist us in setting our targeted pay at the desired range relative to our peers.

        In fiscal 2007, the Compensation Committee reviewed the data of two separate peer groups compiled by Towers Perrin. In considering the compensation levels of all the Named Executive Officers, the Compensation Committee focuses on the practices of the companies in the Manufacturing and Distribution Peer Group. In addition, with respect to establishing compensation levels for David Sandler (our Chief Executive Officer) and Charles Boehlke (our Chief Financial Officer), the Compensation Committee also reviewed data of the Proxy Peer Group compiled by Towers Perrin and compared that data to that of the Manufacturing and Distribution Peer Group in order to validate and adjust, if necessary, the Compensation Committee's determination. The Proxy Peer Group is used by the Compensation Committee as a frame of reference and for possible adjustment of compensation for Messrs. Sandler and Boehlke, but not to benchmark their overall compensation targets, as the Manufacturing and Distribution Peer Group is used for this purpose. We believe that by comparing our pay practices to industry and other public company peer groups, the Compensation Committee is able to analyze our pay practices against a cross-section of companies that may be relevant and comparable for different reasons, thus providing a broad and accurate basis of comparison.

  •
  The Manufacturing and Distribution Peer Group is comprised of 23 public companies, all in the consumer products (excluding food and beverage) or industrial manufacturing industry, whose revenue, operational scope or organizational complexity are similar to ours. Our Manufacturing and Distribution Peer Group for 2007 is listed below.

Avery Dennison Corporation	Barnes Group Inc.	The Black & Decker Corporation
Brady Corporation	Dentsply International Inc.	Donaldson Company Inc.

Fleetwood Enterprises, Inc.	GATX Corporation	Harsco Corporation
Herman Miller, Inc.	HNI Corporation	Jarden Corporation
Kaman Industrial Technologies	Lawson Products, Inc.	Milacron Inc.
Mine Safety Appliances Company	Omnova Solutions Inc.	Schweitzer-Mauduit International, Inc.
Steelcase Inc.	Sybron Dental Specialties, Inc.	Thomas & Betts Corporation
Toro Company	WESCO International, Inc.

  •
  The Proxy Peer Group is comprised of five companies, all in the industrial or MRO products distribution industry. Our Proxy Peer Group for 2007 is listed below.

Airgas, Inc.	Applied Industrial Technologies, Inc.	Fastenal Company
WESCO International, Inc.	W.W. Grainger Inc.

        The Manufacturing and Distribution Peer Group is developed with the assistance of the Company's compensation consultant, Towers Perrin. Peer group companies are selected because they have comparable annual revenue, geographic presence and operations complexity, draw executive talent from similar labor markets and are publicly traded. The composition of the Manufacturing and Distribution Peer Group is reviewed annually by the Compensation Committee and Towers Perrin to ensure that the companies in such group are appropriate comparisons for compensation purposes. Any changes to the composition of the Manufacturing and Distribution Peer Group must be approved by the Compensation Committee.

        In any particular year, the Company's executives may be paid more or less than the executives of competitors and more or less than applicable benchmark values, depending upon the Company's overall financial performance and other factors. Compensation decisions with respect to salaries, annual cash incentives and long-term incentive compensation are influenced by the following factors:

  •
  external competitive analysis involving benchmarking the Company's positions to external market survey positions, including those provided by Towers Perrin;

  •
  overall profitability and performance of the Company as measured by achievement of Financial Criteria and individual contribution to team-oriented Operating Criteria objectives;

  •
  executive's level of responsibility and function within the Company;

  •
  executive's position and salary at his or her job prior to joining the Company;

  •
  competitive local market conditions; and

  •
  executive's level of experience.

        For the fiscal year ended September 1, 2007, the Compensation Committee believes that the Company's Named Executive Officers were paid competitively as compared to comparable executives in the peer groups.

  Elements of Compensation

        Our executive officers' Total Direct Compensation is a combination of the following components:

  •
  base salary;

  •
  annual variable cash incentive awards; and

  •
  annual variable long-term equity incentive awards in the form of stock options and restricted stock.

                1.    Base Salary

        Base salaries for the Named Executive Officers are influenced by a variety of objective and subjective factors. Recognizing that cash incentive and equity awards will vary based on delivering improved performance and enhanced shareholder value, base salary is set competitively, approximately at the median of the Manufacturing and Distribution Peer Group, subject to adjustments based upon the following factors:

  •
  the executive's level of responsibility;

  •
  the executive's tenure with the Company;

  •
  the executive's position and salary at his or her job prior to joining the Company for new hires and the executive's position and salary at the Company in the prior year for all other executives;

  •
  external competitive analysis based on local market and competitive conditions; and

  •
  the executive's effectiveness of management, taking into account the executive's achievement of personal performance objectives and goals.

        The Compensation Committee has relied heavily on the recommendations of Mitchell Jacobson, Chairman of the Board of the Company, and David Sandler, Chief Executive Officer of the Company, in applying these factors and setting the compensation of the executive officers.

        Base salary in fiscal 2007 reflected an increase over fiscal 2006 in order to reflect inflation, merit increases and to have the base salary of our executives at the median of the Manufacturing and Distribution Peer Group, consistent with our compensation philosophy.

                2.    Annual Cash Incentive Awards

        Either before or at the beginning of each fiscal year, the Company establishes a cash incentive pool (the "Target Cash Incentive Pool") based on financial and non-financial operating goals. Although portions of our annual cash incentive awards are based on achievement of specific financial targets, and management's expectation of particular levels of variable incentive compensation at particular levels of achievement under our Pay for Performance philosophy, ultimately, the award of cash incentive awards is at the Compensation Committee's sole discretion.

        Our Target Cash Incentive Pool, and each Named Executive Officer's target cash incentive award (the "Target Cash Incentive Award"), is divided into two segments, one of which is tied to the Company's achieving its Financial Criteria goals and one of which is based on an individual's contribution to team-oriented goals. Specifically, 75% of each Named Executive Officer's Target Cash Incentive Award is tied to the Company's attainment of Financial Criteria goals (the "EPS component") and the remaining 25% is tied to the attainment of cross-functional, team-oriented Key Business Initiatives and Core Execution Metrics (the "non-EPS component") described below in further detail under "Operating Criteria." Notwithstanding this general allocation, the Compensation Committee has discretion to vary an individual Named Executive Officer's award below or above those percentages.

            a.    Financial Criteria

        EPS is the primary financial criterion considered by the Compensation Committee in fiscal 2007 in establishing the annual cash incentive awards. The Compensation Committee may also consider other Financial Criteria (such as total shareholder return, total revenues and free cash flow) in establishing cash incentive awards.

        During the course of the year, the Compensation Committee may adjust such Financial Criteria targets to mitigate the effect of unbudgeted or unplanned events not foreseen at the time the targets were established, such as (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company's annual report to shareholders for the applicable year and (vi) acquisitions or divestitures. The Compensation Committee did not make any such adjustments during fiscal 2007 to the Financial Criteria established at the beginning of that year.

        The Compensation Committee may also take into account known factors in establishing the annual Financial Criteria, so that year-to-year performance targets can be assessed on a comparable basis. In fiscal 2007, 75% of each Named Executive Officer's cash incentive award was tied to achieving a year-over-year EPS increase of at least 20% (or $2.52) as determined by the Compensation Committee (the "Target"). In fiscal 2007, the year-over-year EPS growth calculation (set at the beginning of the fiscal year in October 2006) excluded the impact of the extra week in fiscal 2007 as compared to fiscal 2006, and the costs required to integrate the operations of J&L America, Inc. ("J&L"), acquired by the Company in June 2006. The size of the Target Cash Incentive Pool was established based on adding to the target pool a portion of the incremental pre-tax gains achieved by the Company over the Target.

        In fiscal 2007, we set the Target at 20% year-over-year EPS growth, because we believe that such growth reflects the high performance growth trends in our industry over the last several years. As a growth company, our quoted share price may be traded at a higher EPS multiple, ultimately driving shareholder value. Accordingly, the Target aligns our Named Executive Officers' compensation incentives with shareholder value.

        The Named Executive Officers are eligible to receive a maximum cash incentive award of 150% of their Target Cash Incentive Award based on the extent to which actual EPS growth exceeds the 20% Target annual growth. In fiscal 2007, the maximum payout was established at approximately 28.6% annual EPS growth, or $2.65. The Company believes a maximum cash incentive award payout of 150% of Target Cash Incentive Award appropriately rewards the Named Executive Officers for performing above and beyond the targeted performance.

        For fiscal 2007, the Target was set in October 2006 on a sliding scale as follows:

  •
  Threshold: If 8% minimum year-over-year EPS growth, or $2.27, was not exceeded, the executives do not receive any of the EPS component of the cash incentive awards. Cash incentive awards increase in linear progression with each penny of EPS above the minimum until the Target EPS is achieved.

  •
  Target: If the 20% Target, or $2.52, is achieved, the Target Cash Incentive Awards (which are established at a level approximating the median of the Manufacturing and Distribution Peer Group) are paid.

  •
  Maximum: The payout increases in linear progression with each penny increase in EPS above the Target EPS until the maximum EPS is achieved of $2.65 (28.6% EPS growth), with the maximum cash incentive awards set at 150% of the executive's Target Cash Incentive Award.

        In determining a Named Executive Officer's actual cash incentive award, the Compensation Committee first determines the executive's Target Cash Incentive Award, which is primarily tied to achieving the Target (i.e., the amount pegged to 20% annual EPS growth for fiscal 2007 and that would pay a cash incentive award at or near the median of the Manufacturing and Distribution Peer Group), or the amount more or less than the Target Cash Incentive Award based on the Company's EPS performance, per the sliding scale described above. This amount assumes achievement of the non-EPS component factors discussed below. The Compensation Committee will consider whether or not the Company has met its goals for Key Business Initiatives and Core Execution Metrics and whether or not the executive has significantly contributed to team-oriented achievement of those goals.

            b.    Operating Criteria

        (i)
        The Company's Performance

        The factors relating to the Company's performance, which were considered in Fiscal 2007 in awarding 25% of each Named Executive Officer's cash incentive award, are the following:

  •
  Core Execution Metrics. Core Execution Metrics include measures of the Company's operating efficiencies, customer service performance levels and customer sales growth. Examples of Core Execution Metrics include call center abandonment rate, customer order fulfillment rate and number of active customers.

  •
  Key Business Initiatives. Key Business Initiatives involve efforts to expand and enhance our business, and include such projects as implementing new sourcing initiatives, new and existing customer penetration strategies, cost savings programs and acquisition integration efforts, among others.

        In this proxy statement, Key Business Initiatives and Core Execution Metrics are referred to as the "Operating Criteria," which encompass the cross-functional team objectives to which the individual executive is to devote his or her efforts. Corporate goals are set annually by the Compensation Committee, with input from management, at the first Compensation Committee meeting following the end of each fiscal year. The Company considers the Operating Criteria to be confidential and competitively sensitive information. Since these criteria are based on the Company's business plan, it is projected at the start of a performance period that participants will earn the target level non-EPS component awards. The targets are set at the beginning of the fiscal year with the intent of being challenging but achievable. Therefore, the Company expects that the targets will be frequently but not automatically achieved.

        (ii)
        Individual Contribution to Team Performance

        The individual factors considered in awarding cash incentive awards are the following:

  •
  the executive's contribution to team achievement of Key Business Initiatives and/or Core Execution Metrics in which he or she participates;

  •
  the executive's level of responsibility;

  •
  the executive's exhibited individual initiative;

  •
  the executive's effectiveness of management;

  •
  the nature of the executive's role and its importance to our business strategy and results; and

  •
  competition within the marketplace and/or availability of talent for the applicable position.

Team goals are agreed, and an individual's goals are discussed, annually by the Compensation Committee with management at the first Compensation Committee meeting following the end of each fiscal year; these team goals are monitored throughout the year.

                3.    Long-Term Equity Incentive Compensation

        The Compensation Committee and the Company recognize the correlation between the awarding of long-term incentive compensation and producing satisfactory returns to shareholders over the long-term. Accordingly, the Company reinforces the importance of producing satisfactory returns to shareholders over the long-term through the operation of the Omnibus Plan. Stock option grants provide executives with the opportunity to acquire an equity interest in the Company and the restricted stock grants confer an immediate equity interest in the Company. Both of these types of grants align the executive's interest with that of the shareholders to create shareholder value as the grants become more valuable to the executive over a multi-year period by reflecting increases in the public trading price of our shares.

        The terms of each stock option grant is fixed by the Compensation Committee at the time of grant. Generally, the stock options granted to the Named Executive Officers become exercisable in four or five equal increments on each of the first four or five anniversary dates of the date of grant and terminate seven or ten years after the date of grant, respectively. The restricted stock granted to the Named Executive Officers generally vests in three increments, the first vesting date occurring three years after the date of grant. We believe that these vesting periods are longer than the periods found competitively in our industry and that this aspect of our equity compensation package encourages executive retention and management stability, and fosters focus on long-term growth aligned with building shareholder value.

        The long-term incentives are also intended to help with retention in a challenging business environment and competitive labor market. Eligible executives receive a combination of stock options and restricted stock; there is no formula for allocating the grant between options and restricted stock, although the Compensation Committee is guided by market data. We benchmark the value of the equity against external market data to ensure grants are within a competitive range.

        In granting equity awards, the Company takes into consideration the dilutive effect on earnings to all our shareholders once the shares are issued or vested, and seeks to mitigate this effect by repurchasing shares from time to time under our stock buyback program.

        As discussed below under "Other Benefits and Perquisites" and "Post-Employment Benefits and Change of Control Arrangements," the vesting and exercise of outstanding stock options and the lapse of restrictions on restricted stock are accelerated upon a change of control of the Company.

        The exercise price of our stock option grants is set at the fair market value of the stock on the date of grant. For fiscal 2007, the Company measured fair market value as the closing price of our common stock as quoted on the New York Stock Exchange on the trading day immediately prior to the date of grant. However, in October 2007, the Compensation Committee adopted a new policy whereby the fair market value exercise price of stock options grants will be the closing price of our common stock as quoted on the New York Stock Exchange on the day of the grant.

        Awards of equity compensation (and cash incentive awards in respect of the just completed fiscal year) to the Company's executives and other employees are made annually at the first Compensation Committee and Board meetings held following the end of each fiscal year (generally in October/November following our August/September fiscal year end). The grants are not timed to coincide with the release of material non-public information, nor in order to affect the amounts or value of the compensation.

        We do not have any stock ownership requirements for, or policies on engaging in hedging transactions regarding stock owned by, our executives or directors. We believe that our combination of significant "pay for performance" restricted stock (which requires a longer-than-industry-standard initial vesting term, i.e., no vesting until the third anniversary) and stock option compensation for our executives, and annual stock option grants for our outside directors, provide them with a substantial stake in our future successes, because such grants become more valuable to the recipient over a multi-year period by reflecting increases in the public trading price of our shares, thereby properly aligning their interests with those of our shareholders, and encourage and incentivize long-term planning and strategic initiatives to enhance shareholder value.

        Although we have the ability to grant stock appreciation rights under the Omnibus Plan, we have never done so and do not have any current intention to grant such rights.

   Other Benefits and Perquisites

                1.    Employment Agreements, Severance Arrangements and Change in Control Agreements

        With the exception (as described below) of Charles Boehlke, our Chief Financial Officer, none of our Named Executive Officers have employment agreements.

        All of our Named Executive Officers are parties to "change in control" severance arrangements. We believe that such arrangements are important to promote the stability of our business and our key personnel during the transition period following a change in control transaction, and to keep our executives focused on the business rather than on their employment prospects. See "Executive and Director Compensation Tables—Employment and Change in Control Agreements" and "Estimated Potential Payments Upon Termination or Change in Control." We do not have any other severance arrangements with our Named Executive Officers, other than in respect of the operation of the acceleration features of our equity plans, as discussed below. See "Executive and Director Compensation Tables—Equity Award Plans" for a discussion of our equity plans.

        As discussed below under "Executive and Director Compensation Tables—Equity Award Plans," in the event of a Change in Control, all outstanding and unvested stock options held by the Named Executive Officers accelerate and become immediately exercisable and the restrictions applicable to all restricted stock held by the Named Executive Officers lapse. These arrangements are intended to attract and retain qualified executives that could have other job alternatives that may appear to them to be less risky absent these arrangements. In addition, as discussed below under the heading "Executive and Director Compensation Tables—Employment and Change in Control Agreements," Mr. Sandler, our Chief Executive Officer, is entitled to receive a lump sum cash severance payment upon a Change in Control.

                2.    Perquisites

        We provide our executives with certain health, insurance, travel and other perquisites. We provide our executives with participation in our 401(k), Associate Stock Purchase Plan, health benefit and insurance programs on the same basis as all our employees. We provide our Chief Executive Officer with aircraft commutation and local housing benefits, and our Chairman with a personal assistant in each case on a "grossed up" basis to reimburse the executive for income taxes on such benefits. See "Executive and Director Compensation Tables—2007 Summary Compensation Table" (and the perquisites table at footnote 5 thereto) for additional detail and quantification of these benefits. We provide our executives with either a car allowance or a leased vehicle. Generally, our travel policies provide that executives travel coach class (domestic) and business class (international) on Company business and pay the travel and related expenses of any family member that may accompany them.

        We do not provide any other tax deferred plans, and we do not provide for "reload" grants or repricing of our stock options. We do not provide any other executive perquisites such as SERPS, supplemental life insurance, financial planning, country club membership, special health benefits, etc.

                3.    Post-Employment Benefits

        In addition to the agreements described under "—Employment Agreements, Severance Arrangements and Change in Control Agreements" and "Executive and Director Compensation Tables—Employment and Change in Control Agreements," certain of which provide for cash payments upon a Change in Control and additional payments following a termination of employment following a Change in Control (including tax "gross up" payments), we provide for accelerated vesting of outstanding stock options, and the vesting of outstanding shares of restricted stock, upon change of control events, death, disability and retirement. See "Estimated Potential Payments Upon Termination or Change in Control."

   Recoupment of Awards

        Should an allegation of fraud or misconduct arise against an officer, the Board would investigate and carefully review the facts and circumstances of the alleged misconduct before determining the appropriate course of action. If, after completing its investigation, the Board were to determine that an officer engaged in fraudulent behavior or misconduct, the Board would take appropriate action, including, but not limited to, termination of employment, institution of legal proceedings or informing the proper authorities of the misconduct.

        We follow the Sarbanes-Oxley Act of 2002 in requiring that any incentive-based or equity-based compensation received by our Chief Executive Officer or Chief Financial Officer during the 12 months following release of financial statements that are later required to be restated due to material non-compliance of the Company with financial reporting requirements resulting from misconduct must be returned to the Company, together with any profits realized during that 12 month period on the sale of Company securities.

  Federal Income Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million, subject to certain exceptions (including the exclusion from the cap generally of performance-based compensation). The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under Code Section 162(m). However, the Compensation Committee also recognizes that, in certain instances, it may be in the best interest of the Company to provide compensation that is not fully deductible, and the Company does expect to pay certain of its executive officers compensation that will not qualify for deductibility under Code Section 162(m).

  Tools and Analytics

        The Compensation Committee utilizes various tools and analytics provided by both Towers Perrin and management to execute its duties. These tools and analyses provide internal and external context and perspective to assist the Compensation Committee with its decision-making process. The types of information the Compensation Committee reviews and considers when making compensation decisions include:

  •
  pay histories for the Chief Executive Officer and executive officers;

  •
  Chief Executive Officer and executive officer competitive assessments for all elements of pay;

  •
  pay for performance levels versus the Manufacturing and Distribution Peer Group;

  •
  dilution and share utilization assessments, projections and comparisons;

  •
  equity expense comparisons versus the Manufacturing and Distribution Peer Group;

  •
  internal goal setting and achievement analyses;

  •
  executive retention analyses;

  •
  annual and long-term incentive plan performance and progress updates;

  •
  executive perquisite prevalence analyses; and

  •
  other ad hoc analyses performed at the Compensation Committee's direction.

EXECUTIVE AND DIRECTOR COMPENSATION TABLES

2007 Summary Compensation Table

        The following table sets forth the compensation of our Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries during the fiscal year ended September 1, 2007:

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David Sandler— President and Chief Executive Officer	2007	651,461	297,767	954,332	1,164,400	354,769	3,422,729
Charles Boehlke— Executive Vice President and Chief Financial Officer	2007	440,572	190,365	524,736	403,650	7,180	1,566,503
Mitchell Jacobson— Chairman of the Board of Directors	2007	975,000	—	30,733	—	220,590	1,226,323
Thomas Cox— Executive Vice President, Sales	2007	301,279	103,275	323,469	271,700	22,072	1,021,795
Eileen McGuire— Senior Vice President, Human Resources	2007	251,350	71,388	212,806	186,300	6,347	728,191

(1)
The amounts shown in this column reflect the executive's actual base salary.

(2)
The amounts shown in this column reflect the compensation expense for restricted stock grants recognized for financial statement reporting purposes (exclusive of any assumptions for forfeitures related to service-based vesting conditions) in accordance with FAS 123R during fiscal 2007. These amounts include expense for grants made in fiscal years 2004, 2005, 2006 and 2007 to the extent that a portion of such grants were scheduled to vest in fiscal year 2007. Compensation expense for restricted stock grants made in the first quarter of fiscal 2008 in respect of service in fiscal 2007 is not included in this table as it is not recognized for financial statement reporting purposes in fiscal 2007. See Equity Awards Granted in the First Quarter of Fiscal 2008 for information on these restricted stock grants. Please refer to note 10 to our financial statements for a discussion of the assumptions used in the calculation of the above values.

(3)
The amounts shown in this column reflect the compensation expense for stock option grants recognized for financial statement reporting purposes (exclusive of any assumptions for forfeitures related to service-based vesting conditions) in accordance with FAS 123R during fiscal 2007. These amounts include expense for grants made in fiscal years 2001, 2003, 2004, 2005, 2006 and 2007 to the extent that a portion of such grants were scheduled to vest in fiscal year 2007. Compensation expense for stock option grants made in the first quarter of fiscal 2008 in respect of service in fiscal 2007 is not included in this table as it is not recognized for financial statement reporting purposes in fiscal 2007. See Equity Awards Granted in the First Quarter of Fiscal 2008 for information on these stock option grants. Please refer to note 10 to our financial statements for a discussion of the assumptions used in the calculation of the above values.

(4)
The amounts shown in this column reflect amounts earned in fiscal 2007 (although paid in fiscal 2008) pursuant to our annual cash incentive awards program for our Named Executive Officers. See the 2007 Grants of Plan-Based Awards table below for more information.

(5)
The following table provides a breakdown of the perquisites and personal benefits included in the "All Other Compensation" column:

Name	Housing and Travel ($)(1)	Personal Use of Company Aircraft ($)(2)	Administrative Assistant ($)(3)	Auto Allowance ($)	401(k) Match ($)	Group Term Life Insurance ($)	Tax Gross-Ups ($)		Total
David Sandler	51,685	233,593	—	13,815	6,677	364	48,635	(4)	354,769
Charles Boehlke	—	—	—	—	6,750	430	—		7,180
Mitchell Jacobson	—	—	121,640	—	3,375	774	94,801	(3)	220,590
Thomas Cox	—	—	—	12,180	9,622	270	—		22,072
Eileen McGuire	—	—	—	—	6,167	180	—		6,347

(1)
The amount in this column includes a housing allowance of $39,900 for an apartment for Mr. Sandler's use and a travel allowance of $11,785.

(2)
The amount in this column represents personal use for commutation trips of an aircraft in which the Company has a proportionate interest, reflecting the Company's total incremental cost of such use. The Company uses a methodology to determine incremental costs based on aircraft fuel, landing and parking services, crew travel expenses and other expenses.

(3)
In fiscal 2007, the Company provided Mr. Jacobson with access to an employee of the Company to serve as Mr. Jacobson's personal administrative assistant. The number in this column reflects the Company's payroll and fringe benefit cost of this assistant together with tax gross-up payments made to reimburse Mr. Jacobson for the income taxes paid in respect of the compensation attributed to him for the use of the assistant.

(4)
The tax gross-ups reimbursements were made to reimburse Mr. Sandler for his income taxes paid in respect of the compensation attributed to him for personal use of the aircraft of $8,271, and travel reimbursement and his Melville, New York apartment of $40,364, in fiscal year 2007.

        The Compensation Committee has determined that due to Mr. Jacobson's significant shareholdings in the Company, annual cash incentive awards and equity grants of stock options or restricted stock are not necessary to incentivize Mr. Jacobson. Accordingly, he has not received a cash incentive award since fiscal 2006 (in respect of fiscal 2005 performance) or an equity grant since fiscal 2002. However, Mr. Jacobson's base salary is set by the Compensation Committee in its discretion, independent of the Manufacturing and Distribution Peer Group median to at least partially compensate him for this lack of participation in the cash incentive and equity plans.

        Mr. Sandler's fiscal 2007 base salary was below the Manufacturing and Distribution Peer Group median, his fiscal 2007 annual cash incentive award was below the 75th percentile of the Manufacturing and Distribution Peer Group and his annual equity grants were above the 75th percentile of the Manufacturing and Distribution Peer Group, consistent with our philosophy that our most senior executives should have more pay at risk, and more pay in the form of long-term incentives, and in order for his Total Direct Compensation to come within the parameters (i.e., approximately the 75th percentile of the Manufacturing and Distribution Peer Group), established by the Compensation Committee.

        Mr. Boehlke's equity awards and Total Direct Compensation for fiscal 2007 are significantly in excess of the 75th percentile of the Manufacturing and Distribution Peer Group. The Compensation Committee exercised its discretion to set his compensation at this level to reflect his seniority and to better ensure his retention in the face of local competitive market conditions for senior finance executives.

        Mr. Cox's equity awards for fiscal 2007 were in excess of the 75th percentile, consistent with our view that senior executives should have more pay in the form of long-term incentives, and in order for his Total Direct Compensation to come within the parameters (i.e., approximately the 75th percentile of the Manufacturing and Distribution Peer Group), established by the Compensation Committee.

        Ms. McGuire's equity award for fiscal 2007 is in excess of the 75th percentile of the Manufacturing and Distribution Peer Group. Since her base salary and cash incentive award were below the 75th percentile, the Compensation Committee set her equity awards above the 75th percentile to bring her Total Direct Compensation approximately in line with the 75th percentile of the Manufacturing and Distribution Peer Group.

2007 Grants of Plan-Based Awards

        The following table shows the stock option grants and restricted stock grants to our Named Executive Officers during the last fiscal year and the cash incentive awards granted to our Named Executive Officers in respect of fiscal 2007.

									All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (# of Units)						Actual Closing Price on Option Approval Date ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Exercise or Base of Option Awards ($/Sh)(4)
David Sandler	N/A 10/16/2006 10/16/2006	194,063	776,250	1,164,400				13,675	130,000	42.78	43.10	585,017 1,810,900
Charles Boehlke	N/A 10/16/2006 10/16/2006	67,275	269,100	403,650				8,228	42,000	42.78	43.10	351,994 585,060
Thomas Cox	N/A 10/16/2006 10/16/2006	45,281	181,125	271,700				5,844	40,000	42.78	43.10	250,006 557,200
Eileen McGuire	N/A 10/16/2006 10/16/2006	31,050	124,200	186,300				3,156	20,000	42.78	43.10	135,014 278,600

(1)
These columns reflect the potential threshold, target and maximum annual cash incentive compensation payable in the first quarter of fiscal 2008 in respect of fiscal 2007; these figures are based on EPS growth objectives of 8% ($2.27), 20% ($2.52) and 28.6% ($2.65), respectively. The Company paid the maximum amounts based on fiscal 2007 EPS performance, as reflected in the Non-Equity Incentive Plan Compensation column in the 2007 Summary Compensation Table above. See "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Awards" for more information.

(2)
This column reflects restricted stock awards granted in fiscal year 2007 (in respect of fiscal 2006 performance) pursuant to our Omnibus Plan. These awards become 50% vested on the third anniversary of the grant date, and one-fourth vested for each of the succeeding two anniversaries of the grant. The restricted stock granted to the Named Executive Officers has no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). See Equity Awards Granted in Fiscal 2008 for information on grants of restricted stock made in the first quarter of fiscal 2008 in respect of fiscal 2007.

(3)
This column reflects stock option awards granted in fiscal year 2007 (in respect of fiscal 2006 performance) pursuant to our Omnibus Plan. The stock options granted to the Named Executive Officers in fiscal year 2007 have a seven-year term and fully vest over four years, with 25% of the stock option vesting on each of the first four anniversaries of the grant. The stock options granted to the Named Executive Officers have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, stock options have an implicit performance criterion because the stock options have no value to the executive until our stock price exceeds the exercise price. See Equity Awards Granted in Fiscal 2008 for information on grants of stock options made in the first quarter of fiscal 2008 in respect of fiscal 2007.

(4)
Awards were issued at fair market value, which we traditionally determined as the closing price of our common stock as quoted on the New York Stock Exchange on the day before the awards were granted. However, in October 2007, the Compensation Committee adopted a new policy whereby the fair market value exercise price of stock options grants will be the closing price of our common stock as quoted on the New York Stock Exchange on the day of the grant. Consequently, the exercise price of the stock options granted to our Named Executive Officers on October 18, 2007, which is not included in this table, was the closing price as quoted on the New York Stock Exchange on that day.

(5)
This column represents the closing price of our common stock as quoted on the New York Stock Exchange on the date the stock option was approved by the Compensation Committee.

(6)
This column represents the full grant date fair value of awards as calculated in accordance with FAS 123R.

        Since fiscal 2006, our equity grants have all come from our Omnibus Plan. In this regard, we have used four year vesting for our stock option grants, with 25% of the stock option vesting annually beginning on the first anniversary of the grant. Our restricted stock grants are vested (i.e., the restrictions lapse) over five years from the date of grant, with 50% of the grant vesting on the third anniversary of the grant and 25% vesting annually on the next two anniversary dates of the grant.

        Outstanding awards made under the Previous Plans have a variety of differing vesting schedules, but this is no longer our practice. There is an aggregate of 578,090 unvested stock options and 137,985 unvested shares of restricted stock outstanding under the Previous Plans as of September 1, 2007.

        Dividends declared from time to time on our outstanding Common Stock are paid on our restricted stock awards, including the portion on which the restrictions have not lapsed, since the shares are outstanding. The quarterly dividend rate for the first two quarters in fiscal 2007 was $0.14 per share and was increased to $0.18 per share for the last two quarters.

Equity Awards Granted in the First Quarter of Fiscal 2008

        On October 18, 2007, we granted stock options and restricted stock to all of our Named Executive Officers other than Mr. Jacobson in respect of fiscal 2007 performance, which are not listed in the above tables, as follows:

Name of Executive Officer	Number of Stock Options Granted (#)(1)	Value of Stock Options Granted ($)(2)	Number of Restricted Shares Granted (#)(3)	Value of Restricted Shares Granted ($)(4)
David Sandler	150,000	1,986,000	12,632	608,989
Charles Boehlke	40,000	529,600	7,592	366,010
Thomas Cox	40,000	529,600	5,393	259,997
Eileen McGuire	20,000	264,800	2,925	141,014

(1)
This column lists the number of stock options to purchase shares of our Class A Common Stock under our Omnibus Plan.

(2)
The stock options granted were valued at $13.24 per share in accordance with FAS 123R.

(3)
The shares of restricted stock were granted under our Omnibus Plan.

(4)
These values are based upon the grant date fair value of $48.21 per share, which was the closing price of our common stock as quoted on the New York Stock Exchange on that date, in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year End

        The following table shows the amount of remaining outstanding stock option and restricted stock awards previously granted but still held by the Named Executive Officers as of September 1, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David Sandler	— 30,500 15,250 —	28,000 30,500 45,750 130,000	(1) (2) (3) (4)	23.41 32.40 37.45 42.78	10/19/2013 10/25/2011 10/20/2012 10/15/2013	6,500 13,494 11,526 13,675	(5) (6) (7) (8)	336,700 698,989 597,047 708,365
Charles Boehlke	10,500 21,000 10,500 —	21,000 21,000 31,500 42,000	(1) (2) (3) (4)	23.41 32.40 37.45 42.78	10/19/2013 10/25/2011 10/20/2012 10/15/2013	3,640 9,233 7,886 8,228	(5) (6) (7) (8)	188,552 478,269 408,495 426,210
Mitchell Jacobson	250,000	—		14.50	9/21/2011	—		—
Thomas Cox	4,038 6,896 15,000 10,000 6,250 —	— — 10,000 10,000 18,750 40,000	(1) (2) (3) (4)	13.94 14.50 23.41 32.40 37.45 42.78	11/9/2010 9/21/2011 10/19/2013 10/25/2011 10/20/2012 10/15/2013	1,720 4,403 3,850 5,844 — —	(5) (6) (7) (8)	89,096 228,075 199,430 302,719 — —
Eileen McGuire	15,000 12,000 7,750 4,250 —	— 8,000 7,750 12,750 20,000	(1) (2) (3) (4)	14.50 23.41 32.40 37.45 42.78	9/20/2011 10/19/2013 10/25/2011 10/20/2012 10/15/2013	1,280 3,409 3,033 3,156 —	(5) (6) (7) (8)	66,304 176,586 157,109 163,481 —

(1)
One-half of these stock options became exercisable on October 20, 2007. The remaining stock options shall become exercisable on October 20, 2008.

(2)
One-half of these stock options became exercisable on October 26, 2007. The remaining stock options shall become exercisable on October 26, 2008.

(3)
One-third of these stock options became exercisable on October 21, 2007. One-third of these stock options shall become exercisable on each of October 21, 2008 and October 21, 2009.

(4)
One-quarter of these stock options became exercisable on October 16, 2007. One-quarter of these stock options shall become exercisable on each of October 16, 2008, October 16, 2009 and October 16, 2010.

(5)
The restrictions on one-quarter of these shares shall lapse on each of January 6, 2008, January 6, 2009, January 6, 2010 and January 6, 2011.

(6)
The restrictions on one-half of these shares shall lapse on January 4, 2008. The restrictions on the remaining shares shall lapse ratably on each of January 4, 2009 and January 4, 2010.

(7)
The restrictions on one-half of these shares shall lapse on January 10, 2009. The restrictions on the remaining shares shall lapse ratably on each of January 10, 2010 and January 10, 2011.

(8)
The restrictions on one-half of these shares shall lapse on October 16, 2009. The restrictions on the remaining shares shall lapse ratably on each of October 16, 2010 and October 16, 2011.

2007 Option Exercises and Stock Vested

        The following table shows the number of shares of our Class A Common Stock acquired upon the exercise of stock options by the Named Executive Officers in fiscal 2007, the number of shares of restricted stock held by the Named Executive Officers which vested in fiscal 2007, and the value realized upon the exercise of such stock options and the vesting of such shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Sandler	57,000	2,238,701	6,500	271,570
Charles Boehlke	20,000	749,921	3,640	152,079
Mitchell Jacobson	—	—	—	—
Thomas Cox	10,208	399,966	1,720	71,862
Eileen McGuire	25,000	1,062,500	1,280	53,478

(1)
The amounts in this column reflect the aggregate dollar amount realized upon exercise of the options determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)
The amounts in this column reflect the aggregate dollar amount realized upon the vesting of stock determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Equity Award Plans

        The number of unvested equity awards held by each Named Executive Officer as of September 1, 2007 is listed above in the Outstanding Equity Awards at Fiscal Year End table. The outstanding equity awards at the end of fiscal 2007 were granted to the Named Executive Officers under our 1995 Restricted Stock Plan, 1998 Stock Option Plan, 2001 Stock Option Plan and Omnibus Plan. All of the outstanding stock options under the 1998 Stock Option Plan have already vested and would therefore not be affected by a Change in Control of the Company. The Company will not grant any future awards under the 1995 Restricted Stock Plan, 1998 Stock Option Plan or 2001 Stock Option Plan, although it does deliver shares upon the exercise of stock options already granted under such plans.

  1995 Restricted Stock Plan

        Pursuant to our 1995 Restricted Stock Plan, in the event that the employment of a Named Executive Officer is terminated by reason of death, disability, retirement, or termination without cause, the restrictions on outstanding restricted stock lapse and the shares become fully vested. In the event of termination for cause or resignation, vested shares are kept by the employee but unvested shares are forfeited back to the Company.

        In the event of a Change in Control, the restrictions on outstanding restricted stock held by the Named Executive Officers lapse, and all such shares shall become fully vested and transferable.

  2001 Stock Option Plan

        Pursuant to our 2001 Stock Option Plan, in the event that the employment of a Named Executive Officer is terminated by reason of death, disability or retirement, all unvested stock options held by the Named Executive Officer become immediately exercisable until the first anniversary of such termination or until the stock options expire by their terms, whichever is shorter.

        In the event of a termination for cause, all vested stock options terminate immediately, and all unvested stock options are forfeited. In the event of a termination for any reason other than those already listed (i.e., resignation), vested stock options are exercisable for 30 days or until the stock options expire by their terms, whichever is shorter, and unvested stock options are forfeited.

        In the event of a Change in Control, the vesting of all outstanding and unvested stock options held by the Named Executive Officers accelerates and becomes immediately exercisable.

        In connection with their long-term incentive awards, the Named Executive Officers are required to sign an agreement containing confidentiality and non-competition provisions designed to protect the Company's confidential and proprietary information and to preserve the Company's competitive advantages.

  2005 Omnibus Equity Plan

        Pursuant to our Omnibus Plan, in the event that the employment of a Named Executive Officer is terminated by reason of death, disability or Retirement, all unvested stock options held by the Named Executive Officer become immediately exercisable until the first anniversary of such termination or until the stock options expire by their terms, whichever is shorter. The term "Retirement" is defined as termination of employment, without cause, death or disability, on or after age 65 with 5 years of service.

        In the event of a termination for cause, all vested stock options terminate immediately, and all unvested stock options are forfeited. In the event of a termination for any other reason, including termination without cause, vested stock options are exercisable for 30 days or until the stock options expire by their terms, whichever is shorter, and unvested stock options are forfeited.

        In the event of a Change in Control, the vesting of all outstanding and unvested stock options held by the Named Executive Officers accelerates and becomes immediately exercisable. The restrictions applicable to all outstanding shares of restricted stock held by the Named Executive Officers lapse upon the occurrence of a Change in Control, and all such shares shall become fully vested and transferable.

        In connection with their long-term incentive awards, the Named Executive Officers are required to sign an agreement containing confidentiality and non-competition provisions designed to protect the Company's confidential and proprietary information and to preserve the Company's competitive advantages.

Pension Benefits and Nonqualified Deferred Compensation

        The Named Executive Officers do not receive any compensation in the form of pension benefits or nonqualified deferred compensation.

Employment and Change in Control Agreements

        We have entered into a written employment agreement with Mr. Boehlke and a written change in control agreement with each of the other Named Executive Officers, except for Mr. Jacobson. The terms of these agreements are outlined below. In addition to these agreements, each of the Named Executive Officers, except for Mr. Jacobson, executed a confidentiality, non-solicitation and non-competition agreement under which each executive agreed not to use or disclose any confidential information relating to the Company during the executive's employment and after termination. In addition, each executive agreed not to compete with the Company or to solicit any employees of the Company during his or her employment and for two years following termination of employment. Payments under the Change in Control arrangements are contingent on the executives complying with the foregoing obligations.

   David Sandler

        David Sandler and the Company are parties to a change in control agreement. The agreement provides that in the event of a Change in Control of the Company, as defined below, the Company shall pay a lump sum payment of $1,200,000 to Mr. Sandler.

        The agreement further provides that if within five (5) years after the occurrence of a Change in Control, (a) the Company terminates Mr. Sandler's employment other than for cause or (b) Mr. Sandler resigns following a material reduction in his duties or reporting responsibilities, annual base salary, status or working conditions, the Company shall pay Mr. Sandler a lump sum payment equal to (i) five (5) times his annual base salary in effect immediately before such termination or change in circumstances, plus (ii) five (5) times the largest annual cash incentive award paid to Mr. Sandler during the three (3) years preceding the termination, minus (iii) the base salary and cash incentive amounts paid to Mr. Sandler during the period between the occurrence of the Change in Control of the Company and the termination of Mr. Sandler's employment. As a condition to receiving this severance payment, Mr. Sandler must execute a general release in favor of the Company.

        The Company has agreed to indemnify Mr. Sandler on an after-tax ("grossed up") basis against certain excise taxes that may arise from such payments being classified as "excess parachute payments" under Section 280G of the Code.

  Charles Boehlke

        Charles Boehlke and the Company are parties to an employment agreement. The initial term of the Change in Control and related provisions in the agreement expires in December 2008 and automatically renews for successive three (3) year terms unless terminated by the Company, in its sole discretion, upon notification to Mr. Boehlke at least eighteen (18) months prior to the end of the initial term or any successive terms.

        The agreement provides that in the event that Mr. Boehlke's employment is terminated, other than for cause (assuming no change in control as discussed below), Mr. Boehlke shall be entitled to a severance payment in an amount equal to the highest annual base salary he received during his employment with the Company and will receive an automobile allowance and medical insurance benefits for one year following such termination. The Company will also retain Mr. Boehlke as a financial consultant for one (1) year from the date of his termination at a rate of $2,500 per annum. All unexercised equity awards held by Mr. Boehlke which have vested shall expire thirty (30) days after the termination of such consultancy in accordance with the terms of the applicable equity plan.

        In the event that Mr. Boehlke's employment is terminated for cause, Mr. Boehlke shall be entitled to receive any accrued and unpaid base compensation through the date of termination only.

        The agreement further provides that if within two (2) years after the occurrence of a Change in Control, (a) the Company terminates Mr. Boehlke's employment other than for cause or (b) Mr. Boehlke terminates his employment following a material reduction in his duties or reporting responsibilities, annual base salary, status or working conditions, the Company shall pay Mr. Boehlke a payment equal to (i) two (2) times his annual base salary in effect immediately before such termination, plus (ii) two (2) times Mr. Boehlke's targeted cash incentive award in effect immediately prior to the termination or change in circumstances, plus (iii) the pro rata portion of Mr. Boehlke's targeted cash incentive award in effect immediately prior to the termination or change in circumstances. As a condition to receiving his severance payment, Mr. Boehlke must execute a general release in favor of the Company.

        The Company has agreed to indemnify Mr. Boehlke on an after tax grossed up basis against certain excise taxes that may arise from such payments being classified as "excess parachute payments" under Section 280G of the Code.

        In addition, if Mr. Boehlke's employment is terminated after the occurrence of a Change in Control as described above, the Company shall provide Mr. Boehlke with outplacement services for up to six (6) months and healthcare coverage, if elected by Mr. Boehlke, for up to eighteen (18) months. Mr. Boehlke shall continue to receive, at the Company's expense, the automobile allowance provided under his employment agreement for the lesser of two (2) years and the remainder of the automobile lease in effect following the termination of his employment.

  Thomas Cox and Eileen McGuire

        Each of Thomas Cox and Eileen McGuire has a change of control agreement with the Company. The term of each agreement expires in December 2008 and automatically renews for successive three (3) year terms unless terminated by the Company, in its sole discretion, upon notification to the executive at least eighteen (18) months prior to the end of the initial term or any successive terms.

        Each agreement further provides that if within two (2) years after the occurrence of a Change in Control, (a) the Company terminates the executive's employment other than for cause or (b) the executive terminates his or her employment following a material reduction in his or her duties or reporting responsibilities, annual base salary, status or working conditions, the Company shall pay the executive a payment equal to (i) two (2) times the executive's annual base salary in effect immediately before such termination, plus (ii) two (2) times the executive's targeted cash incentive award in effect immediately prior to the termination or change in circumstances, plus (iii) the pro rata portion of the executive's targeted cash incentive award in effect immediately prior to the termination or change in circumstances. As a condition to receiving his or her severance payment, the executive must execute a general release in favor of the Company.

        The Company has agreed to indemnify each of Mr. Cox and Ms. McGuire on a grossed up basis against certain excise taxes that may arise from such payments being classified as "excess parachute payments" under Section 280G of the Code.

        In addition, if the executive's employment is terminated after the occurrence of a Change in Control as described above, the Company shall provide the executive with outplacement services for up to six (6) months and healthcare coverage, if elected by the executive, for up to eighteen (18) months. The executive shall continue to receive, at the Company's expense, the automobile allowance provided under his or her employment agreement for the lesser of two (2) years and the remainder of the automobile lease in effect following the termination of his or her employment.

        The value of the severance payments payable to Messrs. Boehlke and Cox and Ms. McGuire, as estimated in the table under the heading "—Estimated Potential Payments Upon Termination or Change in Control" below, were set by the Compensation Committee in accordance with market data provided by Towers Perrin. Mr. Sandler's severance payment was set at a time when chief executive officers generally were granted severance payments of such proportion.

Definition of Change in Control

        In each of the agreements and the Omnibus Plan described above, any one of the following events constitutes a Change in Control:

  1.
  One person, or more than one person acting as a group (other than Mitchell Jacobson, Marjorie Gershwind, a member of their families, a trust established for members of their families or a representative of an estate of a member of their families or their affiliates) acquires ownership of the stock of the Company which, together with stock already held by such person or group, is more than 50% of the total fair market value or total voting power of the stock of the Company.

  2.
  One person, or more than one person acting as a group (other than Mitchell Jacobson, Marjorie Gershwind, a member of their families, a trust established for members of their families or a representative of an estate of a member of their families or their affiliates) acquires, or has acquired during the prior 12 months, ownership of the stock of the Company possessing 50% or more of the total voting power of the stock of the Company.

  3.
  A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior to such election or appointment.

  4.
  With certain exceptions, one person, or more than one person acting as a group, acquires, or has acquired during the prior 12 months, more than 80% of the fair market value of all of the Company's assets.

Estimated Potential Payments Upon Termination or Change in Control

        The following table reflects the estimated amounts payable to each of the Named Executive Officers upon the termination of his or her employment under certain circumstances or upon a Change in Control. These estimates assume that the termination of employment or Change in Control was effective as of September 1, 2007 and that the price per share of our common stock on that date was $51.80. The actual amounts payable can only be calculated at the time of the event. For further information about the amounts reflected in the table below, see "—Employment and Change in Control Agreements" and "—Equity Award Plans." None of the Named Executive Officers was eligible for retirement under the Company's grant agreements as of September 1, 2007.

Name and Benefits	Involuntary Termination Without Cause ($)(1)	Change In Control ($)(2)	Change in Control and Termination ($)(3)	Death or Disability ($)(4)
David Sandler
Severance	—	1,200,000	10,279,305	—
Reimbursement of Excise Tax, with Gross-Up	—	—	4,633,301	—
Accelerated Vesting of Stock Options	—	3,986,633	3,986,633	3,215,733
Accelerated Vesting of Restricted Stock	—	2,490,543	2,490,543	2,341,101
Total	—	7,677,176	21,389,782	5,556,834
Charles Boehlke
Severance	446,951	—	2,104,852	—
Auto Allowance	7,395	—	7,395	—
Outplacement Services	—	—	25,000	—
Medical Benefits	11,366	—	17,049	—
Financial Consulting Services	2,500	—	—	—
Accelerated Vesting of Stock Options	—	2,083,515	2,083,515	1,834,455
Accelerated Vesting of Restricted Stock	—	1,597,083	1,597,083	1,501,527
Total	468,212	3,680,598	5,834,894	3,335,982
Mitchell Jacobson	—	—	—	—
Thomas Cox
Severance	—	—	1,431,612	—
Auto Allowance	—	—	24,360	—
Outplacement Services	—	—	25,000	—
Medical Benefits	—	—	22,645	—
Accelerated Vesting of Stock Options	—	1,344,963	1,344,963	1,107,763
Accelerated Vesting of Restricted Stock	—	876,806	876,806	819,321
Total	—	2,221,769	3,725,386	1,927,084
Eileen McGuire
Severance	—	—	1,078,906
Auto Allowance	—	—	19,428	—
Outplacement Services	—	—	25,000	—
Medical Benefits	—	—	13,999	—
Accelerated Vesting of Stock Options	—	859,433	859,433	740,833
Accelerated Vesting of Restricted Stock	—	600,181	600,181	563,480
Total	—	1,459,614	2,596,947	1,304,313

(1)
The amounts in this column reflect estimated amounts payable upon the involuntary termination of employment of Mr. Boehlke without cause, assuming such termination was effective as of September 1, 2007. As discussed in greater detail under "—Employment and Change in Control Agreements" above, Mr. Boehlke's Employment Agreement provides that in the event of the termination of his employment other than for cause, Mr. Boehlke shall receive a cash severance payment and shall be entitled to receive other additional benefits.

(2)
The amounts in this column reflect estimated amounts payable upon a Change in Control of the Company, assuming such Change in Control was effective as of September 1, 2007. As discussed in greater detail under "—Equity Award Plans" above, pursuant to the 1995 Restricted Stock Plan and the Omnibus Plan, vesting of outstanding stock options and restricted stock accelerates in the event of a Change in Control. In addition, as discussed in greater detail under "—Employment and Change in Control Agreements" above, Mr. Sandler's Change in Control Agreement provides that in the event of a Change in Control of the Company, Mr. Sandler shall receive a cash severance payment.

  The estimated values of the accelerated stock options and restricted stock listed in this column are based on the highest reported sales price during the sixty (60) days prior to, and including, September 1, 2007, which was $57.73, as quoted on the New York Stock Exchange on July 9, 2007 for grants made pursuant to the Omnibus Plan and based on the closing price on August 31, 2007, which was $51.80, for grants made pursuant to the Previous Plans.

(3)
The amounts in this column reflect (i) estimated amounts payable upon a Change in Control of the Company, assuming such Change in Control was effective as of September 1, 2007, as listed in the "Change in Control" column of this table, plus (ii) estimated amounts payable upon the termination of employment of certain Named Executive Officers, within a certain period following a Change in Control of the Company ("double trigger"), (y) by the Company, without cause or (z) by the officer, following a change of such officer's circumstances at the Company, assuming such termination was effective as of September 1, 2007. As discussed in greater detail under "—Employment and Change in Control Agreements" above, the Employment and Change in Control Agreements provide that in the event of a double trigger, such executives shall receive cash severance payments, and shall be entitled to receive other additional benefits.

  The estimated values of the accelerated stock options and restricted stock listed in this column are based on the highest reported sales price during the sixty (60) days prior to, and including, September 1, 2007, which was $57.73, as quoted on the New York Stock Exchange on July 9, 2007 for grants made pursuant to the Omnibus Plan and based on the closing price on August 31, 2007, which was $51.80, for grants made pursuant to the Previous Plans.

(4)
The amounts in this column reflect estimated amounts payable upon the death or disability of a Named Executive Officer, assuming such death or disability occurred on September 1, 2007. As discussed in greater detail under "—Equity Award Plans" above, pursuant to the various equity plans of the Company, vesting of outstanding stock options and restricted stock accelerates upon the death or disability of a grantee of such awards.

  The estimated values of the accelerated stock options and restricted stock listed in this column are based on the closing price on August 31, 2007, which was $51.80.

Director Compensation

        The Compensation Committee's policy is to engage Towers Perrin to conduct a full review and benchmarking of the outside directors' compensation every other year. The most recent review occurred in fiscal 2007 and the compensation described below reflects that review.

        The Company's policy is not to pay compensation to directors who are also employees of the Company. For the fiscal year ended September 1, 2007, the Company paid each non-employee director the following:

  •
  retainer per director for service on the Board of Directors: $41,000 per year (based on an annual retainer of $38,000 which was increased to $42,000 on January 2, 2007);

  •
  fee for attendance at a Board meeting: $2,000 per meeting;

  •
  fee for attendance at a committee meeting: $1,700 per meeting (increased from $1,500 per meeting on January 2, 2007);

  •
  retainer per director for service as the chairman of each of the Audit, Compensation, and Nominating and Corporate Governance Committees: $5,000 per year; and

  •
  annual grant of stock options to purchase 5,000 shares of Class A Common Stock per Director upon their election and reelection to the Board of Directors.

        We believe that paying a significant portion of our outside directors' compensation in the form of cash serves to maintain our directors' independent judgment and that the equity component aligns our directors' interests with that of our shareholders.

        Effective as of the second quarter of fiscal 2007, on January 2, 2007 we increased the total annual compensation of each of our outside directors by $6,400, based on input from Towers Perrin. Specifically, we increased (i) the annual retainer by $4,000 for each of our outside directors and (ii) the fee for attendance at a committee meeting by $200 per meeting (equal to $2,400 per director in fiscal 2007). The fiscal 2008 compensation arrangements with our outside directors will reflect these increases over the course of an entire fiscal year.

        The following table presents the compensation paid to our outside directors in respect of fiscal year 2007 for their services as directors. Messrs. Mitchell Jacobson and David Sandler are employees of the Company and serve as directors of the Company (but are not members of any committees). The Company's policy is not to pay director compensation to directors who are also employees of the Company.

Name of Director	Fees Earned in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation	Total ($)
Raymond Langton(4)	78,700	103,308	—	182,008
Denis Kelly	77,000	103,308	—	180,308
Philip Peller	78,700	103,308	—	182,008
Roger Fradin	72,200	103,308	—	175,508

(1)
Reflects cash retainers, committee fees and meeting fees earned by non-employee directors for services provided during fiscal 2007. The director fees are paid on a quarterly basis.

(2)
Reflects compensation expense for stock option grants recognized for financial reporting purposes (exclusive of any assumptions for forfeitures) under FAS 123R for the fiscal year ended September 1, 2007 and prior years. On January 2, 2007, each director named above was granted stock options to purchase 5,000 shares of our common stock with a grant date fair value under FAS 123R of $14.47 per share for each director. The grant date fair values of the January 2, 2007 grants were calculated using the Black Scholes option valuation model with the following assumptions: risk-free interest rate of 4.62%, expected life of 6.71 years, expected volatility of 34.36%, expected dividend yield 1.6% and an exercise price of $39.15 per share. The fair value of each director's January 2, 2007 grant is $72,350.

(3)
Each of our non-employee directors is granted a stock option to purchase 5,000 shares of Class A Common Stock on the date of each annual shareholders' meeting at which such director is re-elected to the Board of Directors. 50% of these stock options vest on the first anniversary of the grant and 50% vest on the second anniversary of the grant.

(4)
Mr. Langton resigned from the Board of Directors and each of the Committees of the Board on December 7, 2007.

        The following table below shows a breakdown of the cash fees paid in respect of fiscal 2007:

Name of Director	Board of Director Fee ($)	Board Meeting Fee ($)	Committee Meeting Fee ($)	Committee Chairman Fee ($)	Total ($)
Raymond Langton(1)	41,000	8,000	24,700	5,000	78,700
Denis Kelly	41,000	8,000	23,000	5,000	77,000
Philip Peller	41,000	8,000	24,700	5,000	78,700
Roger Fradin	41,000	8,000	23,200	—	72,200

(1)
Mr. Langton resigned from the Board of Directors and each of the Committees of the Board on December 7, 2007.

        The table below shows the aggregate number of stock options held by non-employee directors as of September 1, 2007.

Name of Director	Stock Options (in number of shares)
Raymond Langton(1)	34,344
Denis Kelly	20,000
Philip Peller	24,844
Roger Fradin	30,000

(1)
Mr. Langton resigned from the Board of Directors and each of the Committees of the Board on December 7, 2007.

AUDIT COMMITTEE REPORT

        Until December 7, 2007, the Audit Committee was comprised of Messrs. Fradin, Kelly, Langton and Peller; Mr. Langton resigned from the Audit Committee on December 7, 2007. All members of the Audit Committee are independent in accordance with the requirements of the New York Stock Exchange and the SEC. The Audit Committee adopted a written charter during fiscal 2000 and amended the charter during fiscal 2003, a copy of which is available on the Company's website. The Audit Committee met five times in the fiscal year ended September 1, 2007.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management and discussed the quality and acceptability of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company's financial statements.

        The Audit Committee reviewed with our independent registered accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, "Communications with Audit Committees." In addition, the Audit Committee has discussed with our independent registered accounting firm such firm's independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," which were submitted to the Company, and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's internal auditors and independent registered accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, on October 18, 2007 the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 1, 2007, filed with the SEC on October 31, 2007. The Board and Audit Committee ratified these determinations on December 12, 2007.

AUDIT COMMITTEE
Roger Fradin Denis Kelly Philip Peller (Chairman)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Written Related Party Transactions Policy

        The Company has adopted a written related party transactions policy detailing the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the Company and shareholders. The Nominating and Corporate Governance Committee must review and approve any related party transaction proposed to be entered into and if appropriate, ratify any such transaction previously commenced and ongoing. The Nominating and Corporate Governance Committee may delegate its authority under the policy to the Chairman of the Nominating and Corporate Governance Committee, who may act alone. The Committee Chair will report to the Nominating and Corporate Governance Committee at the next meeting any approval made under this policy pursuant to such delegated authority. Based on its consideration of all of the relevant facts and circumstances, the Nominating and Corporate Governance Committee will decide whether or not to approve such transaction and will approve only those transactions that (i) are in, or are not inconsistent with, the best interests of the Company and (ii) are not in violation of any other policy or procedure of the Company.

        Under the Company's related party transactions policy, any relationship, arrangement or transactions between the Company and (a) any director, executive officer or any immediate family member of either a director or an executive officer, (b) any shareholder owning more than 5% of the Common Stock or (c) any entity in which any of the foregoing is employed or is a partner, principal or owner of a 5% or more ownership interest, is deemed a related party transaction, subject to certain exceptions, including (i) transactions available to all employees generally, (ii) transactions involving less than $25,000 in any 12-month period when aggregated with all similar transactions during such period, (iii) transactions involving executive compensation approved by the Company's Compensation Committee or director compensation approved by the Board of Directors and (iv) certain charitable contributions.

  Related Party Transactions

        Erik Gershwind, the nephew of Mitchell Jacobson (Chairman of the Board) and the son of Marjorie Gershwind (Mr. Jacobson's sister), is employed by the Company as the Senior Vice President of Product Management and Marketing. Mr. Jacobson and Ms. Gershwind are also our principal shareholders. In fiscal 2007, Mr. Gershwind was compensated with a base salary at the rate of $239,200 per annum. Mr. Gershwind is also entitled to participate in all of the employee benefit plans available to all of the Company's employees.

        We are affiliated with three real estate entities (together, the "Affiliates"). The Affiliates are owned and controlled by our principal shareholders, Mitchell Jacobson, our Chairman, and his sister, Marjorie Gershwind.

        One Affiliate leases a distribution center located in Atlanta, Georgia to Sid Tool, the Company's operating subsidiary. The square footage of the distribution center is approximately 529,000 square feet. The terms of the lease agreement were independently determined to be at fair market value at the time the Company entered into the lease. The rent paid by Sid Tool was approximately $1,675,000 in fiscal 2007. The rent to be paid by Sid Tool under the remaining lease term, which expires or is subject to renewal in fiscal 2023, is approximately $27,808,000, including approximately $1,675,000 to be paid in fiscal 2008. The Company and the landlord are in the process of negotiating new lease terms with respect to a proposed 170,000 square foot expansion of this facility. Certain construction costs of approximately $5.3 million are expected to be paid by the landlord, subject to the execution by the parties of a definitive agreement with respect to the expansion. Based on local market terms and data compiled by an independent real estate consultant, the Company believes the proposed transaction to be on arm's length terms, and anticipates entering into definitive agreements during the first half of fiscal 2008.

        Another Affiliate leases to Sid Tool a branch office with square footage of approximately 9,000 square feet. The rent paid by Sid Tool was approximately $70,000 in fiscal 2007. The aggregate rent to be paid by Sid Tool under the remaining lease term, which expires in fiscal 2010, is approximately $206,000, including approximately $72,000 to be paid in fiscal 2008. The Company believes that the terms of the foregoing arrangement were at least as favorable to the Company as could have been obtained from unaffiliated third parties at the time the lease was entered into.

        Sid Tool jointly owns a property with an Affiliate of ours, each owning 50% of the property. The premises are leased to a third party. The total rent paid by the tenant, half of which is paid to Sid Tool and half of which is paid to our Affiliate, was approximately $283,000 in fiscal 2007. The aggregate rent to be paid by the tenant under the remaining lease term, which expires in fiscal 2011, is approximately $953,000, including approximately $291,000 to be paid in fiscal 2008.

        In 1994 and 1995, Sid Tool, Mitchell Jacobson and the trustees of the insurance trusts (the "Trusts") established by Mr. Jacobson entered into certain split-dollar life insurance agreements pursuant to which Sid Tool agreed to assist the Trusts in the payment of premiums due on certain life insurance policies in exchange for the assignment of certain rights in these policies to Sid Tool. On October 18, 2007, the parties terminated these agreements and released all of their interests in the agreements, including Sid Tool's collateral interests in the Trusts. Copies of the termination agreements were filed with the SEC on a Current Report on Form 8-K on October 23, 2007 as Exhibits 10.1 and 10.2, respectively. Sid Tool has been reimbursed in full for the $1,660,406 in aggregate premiums that were paid by Sid Tool pursuant to the Agreements; the Mitchell Jacobson 1994 Insurance Trust reimbursed Sid Tool in the amount of $1,466,522 and the Mitchell Jacobson 1991 Insurance Trust reimbursed Sid Tool in the amount of $193,884. Neither Sid Tool nor the Registrant has made any premium payments pursuant to the Agreements since the enactment of the Sarbanes Oxley Act of 2002.

        In December 2007, in connection with the Company's review of the relationship between Mr. Langton and a private investment company owned by Mr. Jacobson discussed above under "Corporate Governance—Director Independence," Mr. Jacobson offered, and the Nominating and Corporate Governance Committee has accepted such offer, to reimburse the Company for certain legal fees and expenses incurred by the Company in connection with the review of these matters.

        Although the foregoing transactions were all disclosed to the Board, including the independent directors, at the time they were entered into, and are on what the Company believes to be arm's length terms, these transactions will all undergo the additional Nominating and Corporate Governance Committee review, ratification and monitoring procedures under the Company's Related Party Transactions Policy adopted in October 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The information set forth on the following table is furnished as of December 12, 2007 (except as otherwise noted), with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

	Class A Common Stock(1)			Class B Common Stock
Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Class	Amount & Nature of Beneficial Ownership		Percent of Class(2)	Percent Ownership of Common Stock(3)	Percent Voting Power(4)
Capital Research and Management Company(5)	3,350,000		7.1	—		—	5.1	1.5
Lone Pine Capital LLC(6)	2,644,531		5.6	—		—	4.0	1.1
Mitchell Jacobson(7)	452,120	(9)	*	11,250,706	(10)	61.2	17.8	48.8
Marjorie Gershwind(8)	546,851	(11)	1.2	3,462,962	(12)	18.8	6.1	15.2
Erik Gershwind(7)	115,247	(13)	*	1,271,703	(14)	6.9	2.1	5.5
Stacey Bennett(8)	3,809		*	1,271,703	(15)	6.9	1.9	5.5
Trust under Trust Agreement Dated September 12, 2005(8)	—		—	1,132,800	(16)	6.2	1.7	4.9

*
Less than 1%

(1)
Numbers in the columns below do not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2)
Percentages in this column total more than 100% because of shared beneficial ownership of certain shares of Class B Common Stock described in footnotes 10 and 12.

(3)
This column represents the percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See footnote 1.

(4)
This column indicates the percentage of aggregate number of votes that can be cast. On all matters to be voted upon at the Annual Meeting and any adjournments or postponements thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock.

(5)
Information as to shares owned by Capital Research and Management Company is as of December 29, 2006, as set forth in an Amendment to Schedule 13G, filed with the SEC on February 12, 2007 by Capital Research and Management Company. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(6)
Information as to shares owned by affiliates of Lone Pine Capital LLC is as of March 15, 2007, as set forth in a Schedule 13G, filed with the SEC on March 26, 2007 by Lone Pine Capital LLC. The address of Lone Pine Capital LLC is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(7)
This beneficial owner's address is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

(8)
This beneficial owner's address is c/o Jacobson Family Investments, Inc., Carnegie Hall Tower, 152 West 57th Street, New York, New York 10019.

(9)
This number includes (a) 130,169 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 71,951 shares of Class A Common Stock, which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 2005 GRAT #2 and (c) 250,000 shares of Class A Common Stock issuable upon the exercise by Mr. Jacobson of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement. Mr. Jacobson disclaims beneficial ownership of all shares of Class A Common Stock owned by the Mitchell Jacobson 2005 GRAT #2.

(10)
This number includes (a) 5,033,827 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 1,116,779 shares of Class B Common Stock, which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson 2005 GRAT, (c) 23,460 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson 2005 GRAT #2, (d) 548,280 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #3, (e) 872,480 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #4, (f) 416,458 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #5, (g) 439,422 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #6, (h) 300,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #7, (i) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #8, (j) 500,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #9, (k) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #10, (l) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #11, (m) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #12, (n) 500,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #13 and (o) 500,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #14. Mr. Jacobson disclaims beneficial ownership of all shares of Class B Common Stock owned by the Mitchell L. Jacobson 2005 GRAT, the Mitchell L. Jacobson 2005 GRAT #2, the Mitchell L. Jacobson GRAT #3, the Mitchell L. Jacobson GRAT #4, the Mitchell L. Jacobson GRAT #5, the Mitchell L. Jacobson GRAT #6, the Mitchell L. Jacobson GRAT #7, the Mitchell L. Jacobson GRAT #8, the Mitchell L. Jacobson GRAT #9, the Mitchell L. Jacobson GRAT #10, the Mitchell L. Jacobson GRAT #11, the Mitchell L. Jacobson GRAT #12, the Mitchell L. Jacobson GRAT #13 and the Mitchell L. Jacobson GRAT #14.

(11)
This number includes (a) 424,451 shares of Class A Common Stock owned directly by Ms. Gershwind and (b) 122,400 shares of Class A Common Stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust. Ms. Gershwind disclaims beneficial ownership of all shares of Class A Common Stock owned by the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust.

(12)
This number includes (a) 2,069,546 shares of Class B Common Stock owned directly by Ms. Gershwind, (b) 496,246 shares of Class B Common Stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust, (c) 297,170 shares of Class B Common Stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 2006 GRAT #1, (d) 400,000 shares of Class B Common Stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind GRAT #2 and (e) 200,000 shares of Class B Common Stock, which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind GRAT #3. Ms. Gershwind disclaims beneficial ownership of all shares of Class B Common Stock owned by the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Interest Trust, the Marjorie Diane Gershwind 2006 GRAT #1, the Marjorie Diane Gershwind GRAT #2 and the Marjorie Diane Gershwind GRAT #3.

(13)
This number includes (a) 22,447 shares of Class A Common Stock owned directly by Mr. Gershwind and (b) 92,800 shares of Class A Common Stock issuable upon the exercise by Mr. Gershwind of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(14)
This number includes 1,271,703 shares of Class B Common Stock owned directly by Mr. Gershwind.

(15)
This number includes 1,271,703 shares of Class B Common Stock owned directly by Ms. Bennett.

(16)
This number includes 1,132,800 shares of Class B Common Stock owned directly by the Trust under Trust Agreement dated September 12, 2005.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock beneficially owned by the Company's Chief Executive Officer, the Company's Chief Financial Officer, by each director and nominee for director of the Company, by each of the Company's three most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) who were serving as such at the end of the last fiscal year and by all directors, nominees for director and executive officers as a group, at the close of business on December 12, 2007. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them. The address of each principal executive officer is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

	Class A Common Stock(1)			Class B Common Stock
	Amount & Nature of Beneficial Ownership		Percent of Class	Amount & Nature of Beneficial Ownership		Percent of Class	Percent Ownership of Common Stock(2)	Percent Voting Power(3)
David Sandler	221,425	(4)	*	—		—	*	*
Charles Boehlke	143,810	(5)	*	—		—	*	*
Roger Fradin	69,500	(6)	*	—		—	*	*
Mitchell Jacobson	452,120	(7)	*	11,250,706	(8)	61.2	17.8	48.8
Denis Kelly	34,216	(9)	*
Philip Peller	24,084	(10)	*	—		—	*	*
Thomas Cox	94,613	(11)	*	—		—	*	*
Eileen McGuire	71,294	(12)	*	—		—	*	*
All directors, nominees for director and executive officers as a group (thirteen persons)	1,304,834		2.7	12,522,409		68.1	18.9	49.1

*
Less than 1%

(1)
Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2)
Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See footnote 1.

(3)
Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon at the Annual Meeting and any adjournments or postponements thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock.

(4)
Includes 96,675 shares of Class A Common Stock owned directly by Mr. Sandler, 2,000 shares of Class A Common Stock held in trust by Mr. Sandler for the benefit of his children and 122,750 shares of Class A Common Stock issuable upon the exercise by Mr. Sandler of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(5)
Includes 59,810 shares of Class A Common Stock owned directly by Mr. Boehlke and 84,000 shares of Class A Common Stock issuable upon the exercise by Mr. Boehlke of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(6)
Includes 42,000 shares of Class A Common Stock jointly owned by Mr. Fradin and his wife and 27,500 shares of Class A Common Stock issuable upon the exercise by Mr. Fradin of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(7)
Includes (a) 130,169 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 71,951 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 2005 GRAT #2 and (c) 250,000 shares of Class A Common Stock issuable upon the exercise by Mr. Jacobson of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement. Mr. Jacobson disclaims beneficial ownership of all shares of Class A Common Stock owned by the Mitchell Jacobson 2005 GRAT #2.

(8)
This number includes (a) 5,033,827 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 1,116,779 shares of Class B Common Stock, which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson 2005 GRAT, (c) 23,460 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson 2005 GRAT #2, (d) 548,280 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #3, (e) 872,480 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #4, (f) 416,458 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #5, (g) 439,422 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #6, (h) 300,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #7, (i) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #8, (j) 500,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #9, (k) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #10, (l) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #11, (m) 250,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #12, (n) 500,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #13 and (o) 500,000 shares of Class B Common Stock owned by Mr. Jacobson as Settlor of the Mitchell L. Jacobson GRAT #14. Mr. Jacobson disclaims beneficial ownership of all shares of Class B Common Stock owned by the Mitchell L. Jacobson 2005 GRAT, the Mitchell L. Jacobson 2005 GRAT #2, the Mitchell L. Jacobson GRAT #3, the Mitchell L. Jacobson GRAT #4, the Mitchell L. Jacobson GRAT #5, the Mitchell L. Jacobson GRAT #6, the Mitchell L. Jacobson GRAT #7, the Mitchell L. Jacobson GRAT #8, the Mitchell L. Jacobson GRAT #9, the Mitchell L. Jacobson GRAT #10, the Mitchell L. Jacobson GRAT #11, the Mitchell L. Jacobson GRAT #12, the Mitchell L. Jacobson GRAT #13 and the Mitchell L. Jacobson GRAT #14.

(9)
Includes 16,716 shares of Class A Common Stock owned directly by Mr. Kelly and 17,500 shares of Class A Common Stock issuable upon the exercise by Mr. Kelly of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(10)
Includes 1,700 shares of Class A Common Stock owned directly by Mr. Peller and 22,384 shares of Class A Common Stock issuable upon the exercise by Mr. Peller of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(11)
Includes 26,179 shares of Class A Common Stock owned directly by Mr. Cox and 68,434 shares of Class A Common Stock issuable upon the exercise by Mr. Cox of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(12)
Includes 15,169 shares of Class A Common Stock owned directly by Ms. McGuire and 56,125 shares of Class A Common Stock issuable upon the exercise by Ms. McGuire of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

        The Audit Committee, with the consent of the Board of Directors, has selected the firm of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year 2008, subject to ratification of this appointment by the shareholders of the Company. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon the selection of the independent registered public accounting firm and, if the shareholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year 2009, since it would be impractical to replace the Company's independent registered public accounting firm so late into the Company's current fiscal year.

        Ernst & Young LLP has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        For the fiscal years ended September 1, 2007 and August 26, 2006, the Company paid, or will pay, the following fees to Ernst & Young LLP:

	Fiscal Years
	2007	2006
Audit fees(1)	$822,000	$607,000
Audit-related fees(2)	$45,260	$413,451
Tax fees(3)	$10,000	$15,000
All other fees	—	—

Total	$877,260	$1,035,451

(1)
Reflects audit fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements, audit of management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting and related opinions, review of financial statements included in the Company's quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements.

(2)
Reflects audit-related fees for assurance and related services by Ernst & Young LLP that were reasonably related to the performance of the audit or review of the Company's financial statements. The nature of the services performed for these fees was compliance with financial accounting and reporting standards, the audit of the employee benefit plan and consultations in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. For fiscal 2006, the fees were primarily due to the due diligence procedures performed in connection with the Company's acquisition of J&L.

(3)
Reflects tax fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The nature of the services performed for these fees was for assistance in federal and state tax compliance, and tax planning related to capital gains and charitable contributions.

AUDIT COMMITTEE PRE-APPROVAL POLICY

        The Audit Committee shall pre-approve all audit and non-audit services provided by the independent auditors, Ernst & Young LLP, and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee in which case decisions taken are to be presented to the full Audit Committee at its next meeting.

        The Audit Committee of the Board of Directors has considered whether, and has determined that, the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence.

        One or more representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR 2008. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Proposals of shareholders intended to be presented at the annual meeting of shareholders in 2009 must be received by August 23, 2008, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such Annual Meeting unless notice of the matter is received by the Company not later than October 20, 2008 and certain other conditions of the applicable rules of the SEC are satisfied. Shareholder proposals should be directed to the Corporate Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

SOLICITATION OF PROXIES

        The expenses of solicitation of proxies for the Annual Meeting will be paid by the Company. Such solicitation may be made in person or by telephone by officers and employees of the Company. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of the Company's Class A Common Stock.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

        If you are the beneficial owner, but not the record holder, of shares of the Company's stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2007 Annual Report to multiple shareholders who share an address, unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2007 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747, or calling (516) 812-2000. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

ANNUAL REPORT

        THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE OFFICE OF THE CHIEF FINANCIAL OFFICER, MSC INDUSTRIAL DIRECT CO., INC., 75 MAXESS ROAD, MELVILLE, NEW YORK 11747.

        Copies of the 2007 Annual Report to Shareholders are being mailed simultaneously with this proxy statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, the Company will discontinue, at your request to the Corporate Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.

By Order of the Board of Directors,
Thomas Eccleston Corporate Secretary
Melville, New York December 21, 2007

000004

000000000.000 ext 000000000.000 ext 000000000.000 ext
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MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)	Least Address Line	000000000.000 ext
ADD 1		000000000.000 ext
ADD 2
ADD 3
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ADD 6		C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A.     Proposal 1:  Election of Directors

The Board of Directors recommends a vote FOR the listed nominees to serve for one-year terms:

	For	Withhold		For	Withhold		For	Withhold
01 - Mitchell Jacobson	☐	☐	03 - Roger Fradin	☐	☐	05 - Philip Peller	☐	☐
02 - David Sandler	☐	☐	04 - Denis Kelly	☐	☐

B.     Proposal 2:  Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal Year 2008

The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain
To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year 2008.	☐	☐	☐

Mark this box with an X if you have made comments below.	☐

C      Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE:  Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy)		Signature 1 - Please keep signature within the box
/	/

Date (mm/dd/yyyy)		Signature 2, if applicable - Please keep signature within the box
/	/

0 1 1 2 8 6 1	1 U P X	C O Y

Proxy - MSC INDUSTRIAL DIRECT CO., INC.

Thursday, February 7, 2008, 9:00 am

JPMorgan Chase Conference Center

(Lower Level)

395 North Service Road

Melville, NY 11747

ANNUAL MEETING OF SHAREHOLDERS — FEBRUARY 7, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Shelley Boxer and Thomas Eccleston as the undersigned’s proxy, with full power of substitution, to vote all shares of Class A Common Stock of MSC Industrial Direct Co., Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 7, 2008 at 9:00 a.m., local time, at the JPMorgan Chase Conference Center, lower level, at 395 North Service Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

The undersigned, if a participant in the MSC Industrial Direct Co., Inc. 401(k) Plan, directs T. Rowe Price Trust Company, Directed Trustee, to vote all shares of Class A Common Stock of the Company allocated to his or her account, as indicated on the reverse side, at the Annual Meeting of Shareholders to be held in Melville, New York on February 7, 2008, including any continuation of the meeting caused by any adjournments or postponements of the meeting, upon such business as may properly come before the meeting, including items specified on the reverse side.

All shares of Class A Common Stock registered in your name and/or held for your benefit in the plan described above are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the shareholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name will be voted FOR Items 1 and 2. If a properly signed direction card regarding the MSC Industrial Direct Co., Inc. 401(k) Plan shares is returned without choices marked, and if not otherwise directed, the shares represented by the voting direction card will not be voted.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournments or postponements of the meeting. Please mark, date and sign, and return promptly this proxy in the enclosed envelope.

Only shareholders of record at the close of business on December 20, 2007 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.